Exhibit 10.21

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	STATUS CHANGE	2
4.	RELATIONSHIP	3
5.	SOURCING AND SELLING	3
6.	INTERNATIONAL	4
7.	RESALES TO U.S. GOVERNMENT	5
8.	PRICES AND DISCOUNTS	5
9.	ORDERS AND DELIVERY	5
10.	PAYMENT	6
11.	WARRANTY	6
12.	INSTALLATION AND SUPPORT	8
13.	SOFTWARE LICENSE AND DISTRIBUTION RIGHTS	8
14.	MARKS	9
15.	INTELLECTUAL PROPERTY PROTECTION	10
16.	BUSINESS DEVELOPMENT PARTNER’S INDEMNIFICATION OBLIGATIONS	10
17.	CONFIDENTIALITY	11
18.	LIMITATION OF LIABILITY AND REMEDIES	11
19.	COMPLIANCE, RECORD-KEEPING AND AUDIT	12
20.	SALES AND INVENTORY REPORTING	13
21.	POLICIES AND PROGRAMS	14
22.	GENERAL	14
23.	CHANGES AND AMENDMENTS	15
24.	NOTICES	15
25.	TERM AND TERMINATION	15

HP CARE PACK SERVICES EXHIBIT

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT

1.	DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2.	APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner for the purchase and resale or sublicense of Products, Services and Support subject to the terms and conditions of this Agreement. HP reserves the right to sell Products, Services and Support to all HP end-user customers and Business Development Partners.

B.	HP appoints Business Development Partner to engage in Transactions, as set forth in this Agreement.

C.	The nature and scope of Business Development Partner’s authorization, including any geographic, vertical market or other restrictions, are detailed in Addenda to this Agreement. The Products, Services and Support covered by Business Development Partner’s authorization, including any discounts and commitment levels, and sourcing and selling restrictions are detailed in Addenda or the Partnership Website.

D.	Business Development Partner will sell Products, Services and Support only to Customers.

E.	When acting in its capacity as an authorized Business Development Partner, Business Development Partner will purchase Products, Services and Support only directly from an HP authorized Distributor set forth on the U.S. Distributor Summary Matrix located at http://partner.americas.hp.com, unless otherwise agreed to in an Addendum.

F.	When acting in its capacity as an authorized Business Development Partner reselling Products, Business Development Partner shall ensure that its employees complete any training courses and/or certification designated by HP for each authorized location. Only Business Development Partner’s full time employees are eligible for HP certification. Business Development Partner’s contract and part-time employees shall not be eligible for certification. Training requirements for Products are defined on the Partnership Website.

G.	Business Development Partner accepts appointment on these terms and conditions.

3.	STATUS CHANGE

A.	If Business Development Partner wishes to:

1.	Change its name;

2.	Add, close or change an HP-approved Ship-To, delivery or other HP-authorized location; or

3.	Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls twenty percent (20%) or more of Business Development Partner’s capital stock or assets after such transaction, or assumes management of Business Development Partner operations; then Business Development Partner will notify HP in writing within five (5) business days prior to the intended date of change, or the earliest date Business Development Partner is legally permitted to provide such information. In no event shall such notice be given more than five (5) days after the change has occurred. Each event referenced in this Section 3(A) shall be defined as a “Status Change”. HP reserves the right to terminate this Agreement for cause if Business Development Partner fails to notify HP as set forth herein of a Status Change.

Business Development Partner shall provide HP all information and documents requested by HP for the purpose of evaluating such status change.

B.	HP will promptly notify Business Development Partner of its consent to the continuation of Business Development Partner’s authorization following such a change in status, provided that HP may terminate this Agreement immediately upon notice in the event HP does not consent to such change. Pending HP’s notification, HP will have no obligation to perform under this Agreement.

4.	RELATIONSHIP

A.	Business Development Partner and HP are independent contractors for purposes of this Agreement. This Agreement does not establish a franchise, joint venture or partnership, or create any relationship of employer and employee, master and servant, or principal and agent between the parties.

B.	Neither party will have, nor represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party without such other party’s express written consent. Business Development Partner acknowledges that any commitment made by Business Development Partner to its Customers with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be Business Development Partner’s sole responsibility, and Business Development Partner will indemnify HP from liability for any such commitment by Business Development Partner.

C.	Each Party shall control the means, manner and method of its performance. Neither Party shall either exercise or have the right to exercise any control, supervision or oversight of the other Party’s performance.

D.	HP may market Third Party Products, including Third Party Products in competition with Products, without making those Third Party Products available to Business Development Partner. HP reserves the right to resell Products, Services and Support, and Third Party Products directly to Customers without relying on Business Development Partner. Each Party reserves the right to market, promote and resell products and services in competition with the other Party.

E.	HP will not be deemed a party to any agreement between Business Development Partner and any subsequent purchaser or licensee.

F.	Immediately upon notification from HP to Business Development Partner, the Business Development Partner shall change or cease representations or business practices pertaining to this relationship found to be misleading or deceptive by HP.

G.	Business Development Partner shall conduct all activities relating to its business with HP in accordance with the highest standards of ethics and fairness as well as in compliance with all applicable United States and State laws and regulations.

H.	Neither Party shall be responsible for failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, natural disasters, shortage of or inability to obtain labor, energy, and materials, war, riot, embargo, fire, or any other act or condition beyond the reasonable control of the non-performing Party. Notwithstanding the foregoing, nothing shall relieve Business Development Partner from any payment obligations under this Agreement.

I.	Neither Party shall issue any press release concerning this Agreement without the prior written consent of the other Party as to form, content, and timing of the press release.

J.	Notwithstanding any other provisions of this Agreement, HP may elect at any time during the term of this Agreement to announce new Products to which the terms and conditions of this Agreement may not apply.

K.	Prior to entering into this Agreement, Business Development Partner must inform HP if it at any time in the past previously executed a reseller or distributor agreement with HP or, prior to the merger of HP and Compaq Computer Corporation, with Compaq, and was de-authorized under such agreement.

5.	SOURCING AND SELLING

A.	Business Development Partner may purchase Products or Services for resale purposes only from HP authorized Distributors set forth on the U.S. Distributor Summary Matrix located at http://partner.americas.hp.com, or as permitted in any addenda agreed to by HP and Business Development Partner. Business Development Partner may purchase Products or Services for resale purposes directly from HP, provided that Business Development Partner: (i) meets the revenue requirements set forth on the Partnership Website; or (ii) executes an Addendum that sets forth a direct purchase relationship. Business Development Partner may not purchase Products or Services for resale purposes from Other Business Development Partners and/or any unauthorized sources.

B.	Business Development Partner may resell Products, Services and Support only to Customers.

C.	Business Development Partner may not resell Products to any division or subsidiary of the Business Development Partner’s corporate parent.

D.	Business Development Partner may purchase and resell Open and Controlled Products. Business Development Partner may purchase and resell Enterprise Servers and Storage Products only if Business Development Partner has successfully completed any HP designated criteria for purchasing and reselling Enterprise Servers and Storage Products as permitted in any addenda agreed to by HP and Business Development Partner.

E.	Business Development Partner may resell Products over the internet, provided that Business Development Partner:

1.	implements policies supporting Customer satisfaction as a primary concern;

2.	provides Customer support including, but not limited to, the following activities:

a.	maintaining a toll-free support telephone number during regular posted hours of operation;

b.	providing pre-sales support;

c.	providing accurate detailed Product specification information on Partnership Website;

d.	providing front line technical support; and

e.	posting clear policy/procedures on Partnership Website.

3.	sells packaged services for ongoing Customer support (i.e. HP Care Pack services);

4.	primarily sells new Products and clearly identifies used or Refurbished Products and state such used or Refurbished Products are not warranted by HP;

5.	does not sell Products, Services, or Support via an Auction;

6.	acknowledges by accepting the terms and conditions of this Agreement that selling over the internet will be granted for a specific domain name. Business Development Partner is authorized to sell via a URL that matches the Business Development Partner’s HP authorized d/b/a name. New or additional domain names require HP approval prior to Business Development Partner’s posting of HP Products; and

7.	complies with the terms and conditions of this subsection 5(D). Business Development Partner’s failure to comply with the terms and conditions of this subsection 5(D) may result in termination of this Agreement or loss of marketing program eligibility or benefits for ninety (90) days.

F.	If Business Development sells Refurbished Products, Business Development Partner shall:

1.	not remove any HP warranty information or labels identifying Refurbished Products as used or refurbished from cartons, packaging, and invoices;

2.	market and advertise Refurbished Products only as used or refurbished; and

3.	notify Customer prior to purchase if any Refurbished Products being purchased have a limited warranty.

G.	HP reserves the right to restrict at any time the permissible sources from which Business Development Partner may purchase Products, Services or Support.

6.	INTERNATIONAL

HP does not consent to the marketing or use of Products outside the United States and reserves any and all rights it has under any applicable law, including but not limited to intellectual property laws, to oppose the exportation for sale or resale of Products outside the United States or the importation into any country outside the United States. Accordingly:

A.	Business Development Partner shall not export for sale or resell (and shall ensure that contracts with any purchasers of Products prevent the export for sale or resale of) Products to or import into any country outside the United States. Business Development Partner shall not directly or indirectly sell Products within the United States if Business Development Partner knows or has reasons to believe that the purchaser or any third party will export for sale or resell Products to or import into any country outside the United States.

B.	Business Development Partner shall not remove (and shall ensure that contracts with any purchasers of Products prevent the removal of) any notices that may appear on the Products’ packaging restricting sale of Products outside the United States.

7.	RESALES TO U.S. GOVERNMENT

A.	Business Development Partner shall not issue Letters of Supply, guarantee the supply, or resell, supply, or provide persons or entities with Product, Support or Services for resale under a General Services Administration (“GSA”) contract without HP’s prior written approval.

B.	Business Development Partner shall not list Product, Support or Services on GSA schedules or contracts without HP’s prior written approval.

C.	If Business Development Partner desires to sell Products to Public Sector Customers, then Business Development Partner must comply with any additional requirements posted on the Partnership Website that relate to such sales.

8.	PRICES AND DISCOUNTS

This Section 8 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5A above.

A.	Net Price includes shipping and handling charges, unless otherwise quoted by HP. HP will charge Business Development Partner for any special packing or shipping instructions requested by Business Development Partner and agreed to by HP.

B.	HP reserves the right to change prices and discounts at anytime with reasonable prior notice to Business Development Partner. If Business Development Partner is unsure of the List Price to use in calculating the Net Price, then the Business Development Partner should refer to the Partnership Website or contact its HP sales representative or relationship manager.

C.	Prices are exclusive of, and Business Development Partner will pay, applicable sales, use, consumption, goods and services, value added or like taxes, unless Business Development Partner has provided HP with an appropriate exemption certificate for the Delivery jurisdiction, or HP agrees the transaction is otherwise exempt.

D.	List prices are suggested prices for resale to End User customers and a basis for calculating Net Business Development Partner Price. Business Development Partner has the right to determine its own resale prices, and no HP representative will require that any particular minimum resale price be charged by Business Development Partner to Customer or grant or withhold any benefits to Business Development Partner based on Business Development Partner’s resale pricing policies. Business Development Partner agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or senior sales manager.

E.	Upon request from Business Development Partner, HP may at its discretion, grant special pricing for particular Customer Transactions. HP may retract or amend the special pricing at any time before acceptance of the purchase order by HP. HP may extend the pricing on an exclusive or non-exclusive basis and may condition the special pricing on a pass-through to End User of all or part of incremental discount extended by HP to Business Development Partner.

F.	HP may, from time to time, offer Business Development Partner certain Products, Services and Support on special promotional terms and conditions. Such offerings may not be combined with other HP program(s) or promotion(s) and may be subject to pricing or discounts different from those provided for in this Agreement. In some cases, such offerings may not, be counted towards Business Development Partner’s volume or other commitments, and may not be eligible for other standard benefits, including but not limited to promotional allowance funds, price protection or stock protection adjustments. Except as specifically altered by HP in a promotional offering under this section, all other terms and conditions will remain unaltered.

9.	ORDERS AND DELIVERY

This Section 9 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5.A. above.

A.	HP may, at its sole discretion and for any reason, reject a Business Development Partner’s purchase order.

B.	HP will honor written orders from Business Development Partner unless other methods are agreed upon in writing. Business Development Partner’s orders must reference this Agreement and must comply with the minimum order, release, destination (“Ship To” address) and other requirements specified in any Addenda to this Agreement, or as set forth on Partnership Website. Orders must also specify Delivery dates within periods specified on the Partnership Website.

C.	All Business Development Partner’s sales, advertising and promotional activities for Products must be conducted from selling locations identified on the Approved Location list and approved by HP (“Approved Selling Locations”). No sales, advertisement or promotion of Products may be conducted from Approved Locations that are not also Approved Selling Locations.

D.	HP shall ship Products under HP’s standard shipment terms and conditions. Unless HP offers to ship Products directly to Business Development Partner’s Customer sites, HP shall ship Products to Business Development Partner’s shipment locations identified on the Approved Location list and approved by HP (“Approved Shipment Locations”). Approved Shipment Locations may be the same as Approved Selling Locations.

E.	Business Development Partner will issue orders from Approved Locations within its organization and will specify HP authorized Ship- To addresses, unless otherwise agreed upon by the Parties. Business Development Partner is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

F.	All orders are subject to acceptance by HP.

G.	Delivery by HP is subject to Product and Services availability at the time Business Development Partner’s order is received. HP will make commercially reasonable efforts to meet delivery dates quoted or acknowledged. If Products are in short supply, quantity restrictions may apply and HP will allocate Products at HP’s discretion. If HP is unable to meet Business Development Partner’s delivery requirements, the Parties may agree to alternative arrangements. In the absence of such agreement, Business Development Partner’s sole remedy is to cancel the order.

H.	HP will ship according to HP’s standard commercial practice. Title to Products and risk of loss or damage for any Product will pass from HP to Business Development Partner at Ship-To address, provided Products are shipped via HP’s carrier. Shipping and handling charges will be listed separately on HP’s invoice when not included in the Product’s purchase price. If Business Development Partner requested special packing or shipping instructions are agreed to by HP, charges will be billed separately to Business Development Partner, and title, and risk of loss or damage will pass to Business Development Partner on delivery to Business Development Partner’s carrier or designate.

I.	Transactions may be conducted through EDI or other electronic methods, as agreed.

10.	PAYMENT

This Section 10 applies only to Business Development Partners with an established direct purchase relationship with HP as described in Section 5A above.

A.	Business Development Partner shall pay any HP invoices within thirty (30) days from the date of HP’s invoice. For credit reasons, or when Business Development Partner’s financial condition or relationship with HP so warrants, HP reserves the right to require payment in advance or other payment terms with respect to any new or unshipped orders.

B.	Invoices for contractual support services and maintenance will be issued in advance of the Support period.

C.	HP may discontinue performance under this Agreement or any other agreement between HP and Business Development Partner if Business Development Partner fails to pay any sum when due to HP or fails to perform under this or any other Agreement and has not cured such performance failure within ten (10) days written notice from HP.

D.	Any Business Development Partner claim for adjustment of an HP invoice is deemed to be waived if Business Development Partner fails to present such claim within ninety (90) days from the date of the HP invoice. No claims, credits, or offsets may be deducted from any HP invoice.

E.	Payments for claims in support of program or other events that are later determined by HP to be invalid, erroneous, or non-compliant through an audit will be re-invoiced to Business Development Partner within thirty (30) days of such determination.

F.	Business Development Partner grants and HP reserves a purchase money security interest in each Product purchased under this Agreement and in any proceeds derived from the resale, lease, or transfer of such Products to secure the full amount of the purchase price at which Business Development Partner purchased such Products from HP. Promptly upon request by HP, Business Development Partner shall sign any document HP reasonably deems necessary to perfect such security interest. Payment in full of the purchase price of a Product purchased shall release the security interest in such Product.

G.	HP shall have the right to set off or apply any and all amounts owed by Business Development Partner, its subsidiaries and affiliates, against any and all amounts owed or which may subsequently be owed by HP to Business Development Partner, its affiliates, subsidiaries, or their successor in interest. Business Development Partner shall not have such rights.

11.	WARRANTY

A.	WARRANTY STATEMENTS APPLICABLE TO HARDWARE AND SOFTWARE

1.	HP warrants Hardware against defects in materials and workmanship. HP further warrants that Hardware conforms to Specifications in effect on the date HP ships the Products.

2.	HP warrants Software branded by HP with an HP trademark (“HP Branded”) and Firmware Products, which are designated by HP for use with Hardware and are properly installed on that Hardware, against failures to execute their programming instructions due to defects in materials and workmanship when properly installed and used on the Device designated by HP.

3.	HP warrants that HP Branded Software shall substantially conform to Specifications. HP does not warrant that HP Branded Software shall operate in hardware and software combinations selected by Business Development Partners, Customers or third parties, or meet requirements specified by Business Development Partners, Customers or, third parties, or that the operation of Products shall be uninterrupted or error free.

4.	Peripherals, accessories and interfaces receive the same warranties as the systems to which they are connected when:

a.	Products are purchased with the system on a coordinated delivery and are included in the system configuration; or

b.	Products are purchased as add-ons to an existing system that are part of a Service that includes add-on Products.

5.	HP may provide Product-specific warranties. Materials or documents setting forth Product warranty terms, conditions, exceptions, exclusions and disclaimers are set forth at the Partnership Website or are contained within the Product packaging upon Product shipment to Business Development Partner. If Product-specific warranties are not contained in the Product packaging, it is Business Development Partner’s responsibility to provide Customer with a copy of all applicable Product-specific warranties. Any HP revisions to such warranties shall be effective on the date specified by HP in any written communication sent to Business Development Partner. Such warranties shall take precedence over any conflicting terms contained in this section.

6.	The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Business Development Partner or Customer; non-HP supplied Software, interfacing or supplies; unauthorized modification; improper use or operation outside of the specifications for the Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair, and may be limited for Refurbished Products.

7.	HP shall not warrant that any Products HP sells to Business Development Partner that are not branded by HP are free from defects in materials and workmanship, even if the Products that are not branded by HP are sold as part of a Service.

B.	WARRANTIES APPLICABLE TO SERVICES

1.	HP warrants that HP Branded Services will be provided in a professional and workmanlike manner. HP will replace, at no charge, any Product parts and Software media that are part of an HP Branded Service, which are defective and returned to HP within ninety (90) days of delivery.

2.	During the Software warranty period, HP warrants that HP Branded Software updates will not fail to execute their programming instructions due to defects in materials and workmanship when properly installed and used on the Hardware designated by HP.

3.	The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Business Development Partner or Customer; non-HP supplied Software, interfacing or supplies; unauthorized modification; improper use or operation outside of the specifications for the Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair.

C.	WARRANTY PERIODS AND PASS THROUGH PROCESSES

1.	WARRANTY PERIODS. Product warranty period and additional information is available in the Product specific warranty materials packaged with Product, on quotations, or upon request to HP. If Business Development Partner does not pass through its HP warranty to its Customers, the warranty period begins on the date of Product receipt by Customer, or the date of Product installation if installed by HP. If Business Development Partner’s Customer chooses to schedule or delays HP installation by more than thirty (30) days after receipt, the warranty period begins on the thirty-first (31st) day after Product receipt by Customer.

2.	PASS THROUGH PROCESSES. Except as expressly provided in this Agreement, Business Development Partner may pass through the warranties provided under this Agreement to Other Business Development Partners or to their Customers, so long as HP’s obligation is:

a.	not greater than the warranty coverage for defective Products as set forth in this Warranty Section; and

b.	not greater than the limitations of remedies and liability set forth in the Limitation of Remedies and Liability Section 18 of this Agreement.

Upon the request of Business Development Partner’s Customer, Business Development Partner shall provide a copy of any and all warranties for any Products to its Customer prior to the downstream resale. In addition, Business Development Partner may provide more extensive warranty coverage for Customers, so long as HP has no responsibility for fulfilling the additional obligations.

3.	PASS THROUGH WARRANTY PERIODS. Where Business Development Partner uses the pass through processes described above, Products ordered by Business Development Partner from HP and temporarily retained in inventory are warranted beginning with the shipment date from HP and ending with shipment to the Customer, for a period not to exceed ninety (90) days from date of original purchase from HP by Business Development Partner. “User Warranties” apply only to End User purchasers of Products. Customer warranties begin upon Product purchase by the Customer and must be verified by proof of acquisition by such Customer.

D.	REMEDIES

In the event HP receives notice of defects or non-conformance to the warranties provided in this Agreement during the applicable Product warranty period, HP shall, at its option, repair, or replace the affected Products. If HP is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in Products to a condition as warranted, Business Development Partner shall be entitled to a refund of the purchase price upon prompt return of the Products to HP. Business Development Partner shall pay expenses for return of such Products to HP. HP shall pay expenses for shipment of repaired or replacement Products to Business Development Partner.

E.	WARRANTY EXCEPTIONS

1.	Except as otherwise noted in this Section 11, HP does not warrant that the operation of Products shall be uninterrupted or error free.

2.	Some newly manufactured Products may contain, and in supporting such Products HP may use, remanufactured parts that are equivalent to new in performance.

F.	WARRANTY EXCLUSIONS

1.	The warranties provided in this Section 11 shall not apply to defects resulting from abuse, misuse, negligence, accident, loss or damage in transit, or any other Products warranty exclusion set forth in warranty materials or documentation, or from attempted repair by an unauthorized technician. Business Development Partner shall reimburse HP for all freight expenses incurred by HP as a result of returning Products that are determined by HP to be (1) free from defect or (2) defective as a result of abuse, misuse, negligence, accident, loss or damage in transit. Such Products shall be shipped back to Business Development Partner, and Business Development Partner shall be responsible for associated freight charges. If Products are returned to Business Development Partner, title to the Products and risk of loss shall pass to Business Development Partner at the time HP delivers Products to HP’s first designated carrier.

3.	The warranties provided in this Section 11 shall apply only to those Products and Support that are branded by HP with an HP trademark (“HP Branded”). HP does not warrant any third party Products or Support even if included with other HP Branded Products. Furthermore, HP provides all such third party Products and Support AS IS. However, the original manufacturers or suppliers may provide their own warranties as specified in the documentation accompanying such third party Products and Support.

G.	WARRANTY DISCLAIMERS

THE WARRANTIES HEREIN ARE SOLE AND EXCLUSIVE, AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. TO THE EXTENT PERMITTED BY LAW, HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

12.	INSTALLATION AND SUPPORT

A.	Business Development Partner will provide Customers with access to information regarding HP designated support programs or other HP approved support plans to assist Customers in obtaining warranty repair for Products. Unless Business Development Partner participates in the Authorized Service Provider Program, nothing in this Agreement permits Business Development Partner to perform HP warranty repair on defective HP Product, even if Business Development Partner originally sold the HP Product.

B.	If Business Development Partner purchases an HP System and chooses to resell individual components of that system to Customer who is purchasing an add-on to an HP System, it is the responsibility of Business Development Partner to provide the installation services to Customer at Business Development Partner’s expense. HP may agree, but is not obligated, to perform installation services at an additional charge.

13.	SOFTWARE LICENSE AND DISTRIBUTION RIGHTS

A.	In return for a fee or fees designated by HP for Use of Software (“License Fee”), HP grants Business Development Partner a non-exclusive non-transferable license to distribute Software to Customer for Customer’s Use. In situations regarding Open VMS Software or the sub-licensing of Software, such license shall incorporate the terms defined below into a written agreement, which shall be made available to HP upon request:

1.	the terms set forth herein;

2.	Use restrictions and authorizations for the Software specified by HP in its quotation, invoice or terms that accompany the Software; and

3.	HP’s third party suppliers’ terms that accompany the Software.

In the event of a conflict, the third party suppliers’ terms that accompany the Software will take precedence over the Use restrictions and authorizations specified by HP and the terms set forth herein, and the Use restrictions and authorizations specified by HP will take precedence over the terms set forth herein.

B.	Software is owned and copyrighted by HP or by third party suppliers. Business Development Partner’s Software License confers no title or ownership and is not a sale of any rights in the Software, or the media on which it is recorded or printed. Third party suppliers may protect their rights in the Software in the event of any infringement.

C.	Unless otherwise permitted by HP, the End User may only make copies or adaptations of the Software for archival purposes, to replace a defective copy, for program error verification or when copying or adaptation is an essential step in the authorized Use of the Software on a backup Device, provided that copies and adaptations shall be used in no other manner and provided further that the Use on the backup Device is discontinued when the original or replacement Device becomes operable.

D.	Business Development Partner shall reproduce all copyright notices in or on the original Software on all permitted copies or adaptations. Business Development Partner will not remove, omit or alter any label or copyright on or in the original Software. Business Development Partner may not copy the Software onto any public or distributed network.

E.	Bundled Software or Firmware provided to End Users may only be used when operating the associated Device in configurations as sold or subsequently upgraded by HP or Business Development Partner. End Users may transfer Firmware only upon transfer of the associated Device.

F.	Updates, upgrades or other enhancements may be available under HP Support agreements. HP reserves the right to require additional licenses and fees for Use of the Software on upgraded Devices.

G.	Business Development Partner shall not modify, disassemble or decompile the Software without HP’s prior written consent. Where Business Development Partner has other rights under statute, Business Development Partner shall provide HP with reasonably detailed information regarding any intended disassembly or decompilation. Business Development Partner shall not decrypt the Software unless necessary for legitimate use of the Software.

H.	End User’s Software License is transferable subject to HP’s prior written authorization and payment to HP of any applicable fees. Upon transfer of the Software License, End User shall immediately deliver all copies of the Software to the transferee. The transferee must agree in writing to the terms of Business Development Partner’s Software License terms. All Software License terms shall be binding on involuntary transferees, notice of which is hereby given. End User’s license shall automatically terminate upon transfer.

I.	Unless otherwise specified, all Software Licenses will be perpetual unless terminated or transferred in accordance with this Section 13(1). HP may terminate Business Development Partner’s or any transferee’s or sublicensee’s Software License upon notice for failure to comply with any applicable Software License terms. Immediately upon termination, the Software and all copies of the Software shall be destroyed or returned to HP. Copies of the Software that are merged into adaptations, except for individual pieces of data in Business Development Partner’s or transferee’s or sublicensee’s data base, shall be removed and destroyed or returned to HP. With HP’s written consent, one (1) copy of the Software may be retained subsequent to termination for archival purposes.

J.	If the Software is licensed for use in the performance of a U.S. government prime contract or subcontract, Business Development Partner agrees that Software is delivered as “Commercial computer software” as defined in DFARS 252.227-7014 (Jun 1995) or as a “commercial item” as defined in FAR 2.101(a), or as “Restricted computer software” as defined in FAR 52.227-19 (Jun 1987) or any equivalent agency regulation or contract clause, whichever is applicable. Business Development Partner further agrees that the Software has been developed entirely at private expense.

K.	Business Microsoft License Grant Limitation

The following terms apply if Business Development Partner is or will be distributing pursuant to this Agreement HP Branded Products pre-installed, bundled, or otherwise distributed with Microsoft operating system or application software

1.	Business Development Partner will deliver to its Customers and/or resellers, as applicable, the Microsoft Certificate of Authenticity (“COA”) and Associated Product Materials (“APM”) together with each HP Branded Products, in HP’s packaging, and will not quote a separate price for the Microsoft operating system, the Microsoft application software or both. APM means material associated with the Microsoft operating system software or application software or both that accompanies the HP Branded Products in HP’s packaging, including without limitation the end user manual, recovery media, and external media.

2.	Business Development Partner acknowledges and agrees that if Customer and/or reseller does not comply with Section 1, Microsoft may notify HP that it must discontinue distribution to such Customer and/or reseller of the HP Branded Products. HP will discontinue distribution to Business Development Partner promptly following receipt of such notice. Under no circumstances will HP’s failure to deliver HP Branded Products ordered by Customer and/or reseller following receipt of such notice constitute a breach of this Agreement.

3.	Business Development Partner agrees to provide reasonable assistance to HP in any investigation of an incident where a Customer and/or reseller or any party within Customer’s and/or reseller’s distribution channels delivers the COA and APM separate from HP Branded Products or quotes a separate price for the Microsoft operating system, the Microsoft application software, or both.

14.	MARKS

A.	HP may authorize Business Development Partner to display one or more designated HP name, symbols, trademarks, logotypes, trade names, and insignia. Unless provided otherwise to Business Development Partner by HP, HP Marks that can be displayed by Business Development Partner can be found at the Partnership Website. Business Development Partner shall display the HP Marks solely to promote Products, Services and Support.

B.	Business Development Partner shall not use any HP Marks in a manner implying Business Development Partner is or may be a branch or entity of HP. Business Development Partner shall promptly discontinue such use of a HP Mark upon HP’s request.

C.	HP authorizes Business Development Partner, in describing its relationship with HP, to identify itself as an HP Business Development Partner for only those Products, Services, and Support activities this Agreement permits Business Development Partner to purchase and resell or provide.

D.	Displays of HP Marks shall be in good taste and in a manner that preserves their value as HP Marks. Use of HP Marks shall be at all times subject to any HP standards, policies and guidelines that may be set forth at the Partnership Website. All rights or purported rights in HP Marks acquired through Business Development Partner’s use belong solely to HP. HP reserves all rights under law or in equity for misuse of HP Marks.

E.	HP reserves the right to require Business Development Partner to suspend its use of any HP Marks immediately, without prior notice.

F.	Business Development Partner grants HP the non-exclusive, royalty-free right to display Business Development Partner’s marks in advertising and promotional material. HP shall display Business Development Partner’s marks in good taste, in a manner that preserves their value as Business Development Partner’s marks, and in accordance with any standards provided by Business Development Partner for their display. Any rights or purported rights in Business Development Partner marks acquired through HP’s use belong solely to Business Development Partner.

G.	Business Development Partner shall not register or use any internet domain name which contains HP’s Marks, e.g., “HP”, “hp”, or “Hewlett-Packard”, in whole or in part or any other name which is confusingly similar thereto.

15.	INTELLECTUAL PROPERTY PROTECTION

A.	Neither Party shall gain by virtue of this Agreement any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

B.	HP copyrighted material and Software shall not be duplicated by Business Development Partner, except for archive purposes, to replace a defective copy, for program error verification. Business Development Partner has a limited right to copy marketing and sales documentation provided by HP relating to Services in order to promote Business Development Partner’s service offering.

C.	HP will defend or settle any claim against Business Development Partner (or Customer and third parties to whom Business Development Partner is authorized by HP to resell or sublicense), that HP Branded Products, Services or Support (excluding Custom Products and Custom Support notwithstanding pre-written Statements of Work regarding Support), delivered under this Agreement that alone and not in combination with any other product constitutes an infringement of any third party United States patent, copyright, trade secret, mask work or trademark, provided that Business Development Partner:

1.	promptly notifies HP in writing;

2.	cooperates with HP in, and grants HP sole control of, the defense or settlement; and

3.	sold Products, or sold or performed Services or Support in complete compliance with this Agreement.

HP shall pay, subject to the limitation of liability in Section 15.E, the cost of such defense or settlement and costs, fees and damages finally awarded by a court against Business Development Partner.

D.	HP may either (1) procure for Business Development Partner and its Customers the right to continued sale or use, as appropriate, of the Products or (2) modify or replace the Products. If a court enjoins the sale or use of the Products and HP determines that none of the alternatives specified above is reasonably available, or in the case of a settlement agreement which binds HP, HP shall have the option to replace the Products with non-infringing Products or modify the Products at HP’s expense so it becomes non-infringing, or repurchase the Products from Business Development Partner at Net Price and, if applicable, less any depreciation calculated on a five (5) year straight line basis.

E.	HP shall have no obligation to Business Development Partner for any claim of infringement arising from:

1.	HP’s compliance with designs, specifications or instructions provided by Distributor, Business Development Partner, Customers, or third-party;

2.	HP’s use of technical information or technology provided by Distributor, Business Development Partner, Customers, or third-party;

3.	modification of the Products by Distributor, Business Development Partner, Customers, or third party;

4.	use of the Products in a manner not specified by HP; or

5.	use of the Products with products that are not HP Branded Products.

F.	THIS SECTION 15 STATES HP’s ENTIRE LIABILITY FOR INTELLECTUAL PROPERTY INFRINGEMENT BY PRODUCTS FURNISHED UNDER THIS AGREEMENT.

16.	BUSINESS DEVELOPMENT PARTNER’S INDEMNIFICATION OBLIGATIONS

Business Development Partner is solely responsible for its acts, omissions, obligations, representations, or misrepresentations in providing its services to End Users. Business Development Partner agrees to defend, indemnify and hold harmless HP against all claims, lawsuits, liabilities, losses, damages, costs and expenses (including attorney and expert witness fees) as a result of claims in any form by Business

Development Partner’s End Users, arising out of or in connection with Business Development Partner’s acts, omissions, obligations, representations, or misrepresentations in connection with Business Development Partner’s provision of its services to End Users. Notwithstanding the foregoing, this clause shall not relieve HP of its obligations under any existing agreement between HP and Business Development Partner, or any existing agreement between HP and an End User of the Business Development Partner’s services.

17.	CONFIDENTIALITY

A.	If Confidential Information is exchanged by the Parties, each Party shall protect the Confidential Information of the other in the same manner in which it protects its own like proprietary, confidential, and trade secret information, but no less than a reasonable degree of care. If the Party claiming the benefit of this Section 17 furnishes Confidential Information in writing to the other Party and marks such information “Confidential” or if such information is provided orally and the transmitting party (“Discloser”) confirms to the receiving party (“Recipient”) in writing within thirty (30) days of communication that the information is confidential, then such information shall remain confidential for three (3) years after the date of the disclosure. All such information is deemed “Confidential Information.”

B.	As used herein, the term “Confidential Information” shall include, without limitation, all information designated by either party as confidential pursuant to Section 17 (A), all information or data concerning or related to Products (including the discovery, invention, research, improvement, development, manufacture, or sales thereof), processes, passwords or general business operations including sales costs, profits, pricing methods, formal contractual communications, Sales-Out information, lists of Other Business Development Partners, organization and employee lists), and any information obtained through access to any systems (including computers, networks, websites, voice mail, etc.) which, if not otherwise described above, is of such nature that a reasonable person would believe it to be confidential. Such information shall be deemed Confidential Information subject to the provisions of this Agreement.

C.	This section shall impose no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient’s possession before the Disclosure; (b) is or becomes a matter of public knowledge through no fault of the Recipient’s (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed or learned by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser’s prior written approval. No such information is deemed to be Confidential Information.

D.	Business Development Partner will not publicize or disclose to any third party the contents of this Agreement without prior written consent from HP.

E.	If personal data for employees or customer employees of either HP or Business Development Partner is disclosed to either party, each party agrees to comply with the applicable data protection laws when collecting, storing, transferring, sharing and/or otherwise processing such personal data. Unless expressly agreed otherwise, any personal data disclosed may only be used in accordance with the then-current HP privacy policy available on the Partnership Website.

18.	LIMITATION OF LIABILITY AND REMEDIES

A.	Products, Services and Support are not specifically designed, manufactured or intended as parts, components or assemblies for the planning, construction, maintenance, or direct operation of a nuclear facility. Business Development Partner shall provide Customer purchasing Product(s), Support and Service(s) through Business Development Partner, notice of such restrictions. Should Business Development Partner tail to provide such notice or resell Product(s), Support and/or Service(s) knowing they will be used for nuclear applications, Business Development Partner shall be solely liable and shall hold HP harmless from all costs, fees, expenses and liability arising therefrom.

B.	Business Development Partner is solely responsible for all maintenance Services that Business Development Partner performs. HP is not liable for any damage to Products repaired by Business Development Partner, whether in or out of warranty. In addition, HP is not responsible for the quality or punctuality of repairs made by Business Development Partner.

C.	HP will not be liable for performance delays or for non-performance due to causes beyond its reasonable control. HP will not be liable for any damages in connection with HP’s furnishing of or Business Development Partner’s use of HP information.

D.	To the extent that a court of competent jurisdiction determines a Product purchased by Business Development Partner is defective and has directly caused property damage, bodily injury or death, HP’s liability shall be limited to:

1.	payments described in Sections 11(D), 15C), or 15(F);

2.	damages for bodily injury or death;

3.	direct damages to tangible property up to a limit of U.S. one million dollars ($1,000,000);

4.	other actual damages for a claim arising from a material breach of Support services, up to a maximum of twelve (12) months of the related Support charges paid by Business Development Partner during the period of material breach; and

5.	other direct damages for any claim based on a material breach of any other term of this Agreement up to a limit of U.S. one million dollars ($1,000,000) or the amount paid to HP for the associated Product, Support or Service, whichever is less.

E.	Notwithstanding Section 18(D) above, in no event shall HP or its subsidiaries, affiliates, subcontractors or suppliers be liable for any of the following:

1.	actual loss or direct damage that is not listed in Section 18D herein;

2.	damages for loss of data or software and data or software restoration;

3.	damages arising from Business Development Partner’s, Customer’s or Customer’s procurement of substitute products or services (i.e., “cost of cover”); or

4.	incidental, special or consequential damages (including downtime costs or lost profits but excluding payments described in Section 17 above and damages for bodily injury).

F.	HP reserves the right to change the design or Specifications of Product(s); add or delete Products, Support and Service(s) without prior notice to Business Development Partner; and change list price of Products, Support and Services. Business Development Partner shall be responsible for modification(s) it makes to Product(s), Support and Service(s)or for commitment(s) made with respect to special interfacing, compatibility or suitability of Product(s), Support and Service(s) for specific applications. In the event Business Development Partner’s modifications have an adverse effect on Product support, marketing and technical specifications as determined by HP in its sole discretion, HP may require Business Development Partner to cease making such modifications and notify HP in writing within ten (10) days of notice from HP, Customers purchasing the modified Product(s), Support and Service(s) to advise them of HP’s concerns. Business Development Partner shall defend and indemnify HP’s costs, expenses, damages and fees incurred by HP by reason of such unauthorized modification.

G.	Business Development Partner shall, in the event of a Product safety notification or operational correction notification from HP, notify Customers who purchased the impacted Product(s). Such notification may include providing reports for Customers listing resources for information, advertising in various publications, etc. The notification shall be in writing and sent to Customers within five (5) days of receipt of notice from HP.

H.	THE REMEDIES IN THE CONTRACT SHALL BE BUSINESS DEVELOPMENT PARTNER’S SOLE AND EXCLUSIVE REMEDIES.

I.	IN NO EVENT SHALL HP BE LIABLE FOR LOSS OF DATA, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OR FOR ANY OTHER OR PUNITIVE DAMAGES INCURRED BY BUSINESS DEVELOPMENT PARTNER WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY.

19.	COMPLIANCE, RECORD KEEPING AND AUDIT

A.	Unless otherwise prohibited by local law, for purposes such as Product safety notification, operational problem correction and contract compliance (including compliance with HP’s marketing and sales programs), Business Development Partner shall maintain Records for a period of no less than four (4) years from the date of sale or purchase of all Products.

B.	In the event HP offers drop-ship services, Business Development Partner shall provide the same information pertaining to the Customer as listed in this Section 19.

C.	At HP’s discretion and upon reasonable notice to Business Development Partner, HP and/or HP’s designate shall be given prompt access during normal business hours, either on-site or through other means, including but not limited to electronic data extracts, specified by HP, to Business Development Partner’s Records, inventory records and other books and records of account pertaining to Products and HP marketing or sales programs which are necessary, in HP’s sole discretion, to verify and audit Business Development Partner’s compliance with this Agreement or the terms and conditions of HP’s marketing or sales programs or Business Development Partner’s Product inventory, if applicable. If HP authorizes a representative to conduct an audit of Business Development Partner’s Records, such representative shall have the same powers and entitlements as HP, but shall further be entitled to inspect and make copies of Records that incorporate information that relates, both, to the Business Development Partner’s obligations under this Agreement and any other agreement provided that such representative and Business Development Partner shall, upon Business Development Partner’s request, enter into a confidentiality agreement in the form set forth in Section 17 herein. If, at the time Business Development Partner signs this Agreement, it requests HP to do so, HP shall use the nationally prominent accounting or investigative services company of HP’s choice to conduct such audit. HP’s right to audit under this Section 19 survives the termination or expiration of this Agreement for one (1) year beyond the date of termination or expiration. HP’s right to audit hereunder shall include HP’s right to audit Business Development Partner’s Records for the period commencing four (4) years prior to the date of such audit.

D.	If Business Development Partner fails to comply with the record keeping and access requirements in Sections 19.A. and C. above or is found responsible for any program violations or breaches of this Agreement as a result of an audit, HP may terminate this Agreement and Business Development Partner will be considered to be in breach of this Agreement subject to the terms of Section 25.C. below. If HP conducts an audit and Business Development Partner is in compliance with all requirements of this Agreement and any applicable programs, all audit expenses will be the responsibility of HP. If HP conducts the audit and determines, in its sole discretion, that Business Development Partner is not in compliance with this Agreement and any applicable programs, Business Development Partner agrees to pay all of HP’s costs and fees, in connection with the audit.

E.

HP may debit Business Development Partner for all improperly claimed discounts, rebates, promotional allowances or other amounts determined as a result of HP’s audit. The debit will occur within sixty (60) days of the audit being completed and the findings communicated to Business Development Partner. HP will use the industry standard FIFO operating process to evaluate Business

Development Partner’s claims, stock protection, and HP promotional offers. All verifications of claims will be based on FIFO, unless Business Development Partner can satisfy HP that its current operating process is equal to FIFO. All verifications of stock protection will be based on shipping date. If Business Development Partner is unable to assist HP in the reconciliation of Sale-In and Sale-Out and inventory reconciliation through additional information, then the anomalies identified in the audit or verification process will be the basis for repayment and HP may debit Business Development Partner for such amounts.

F.	In addition to any and all other remedies available to HP, HP may recover all costs incurred with compliance verification procedures from Business Development Partner or promotional funds, rebate funds or other HP accrued funds due Business Development Partner.

G.	From time to time HP may send to Business Development Partner a list of serial numbers of designated Products. Business Development Partner shall identify from which supplier it purchased each serial number, to which Customer each serial number was delivered, and if special pricing was offered on a pass-through basis, provide HP with a copy of the invoice, delivery confirmation and payment information supporting such sale. Business Development Partner shall send the foregoing information to its HP account manager in writing within a period not to exceed fourteen (14) days from the date of HP’s notice.

H.	Business Development Partner shall comply with additional record keeping and audit requirements contained in this Agreement and terms and conditions of any sales and marketing program.

I.	Any and all information obtained by HP or HP’s designated agent during an audit described in Section 19 herein shall be deemed Confidential Information as described in Section 17 herein.

J.	Business Development Partner shall conduct its business that is related in any way to commerce involving any HP branded or Compaq branded Product subject to HP’s Business Development Partners Code of Conduct as amended from time to time by HP and posted on the Partnership Website. Business Development Partner agrees that Business Development Partner’s compliance with HP’s Business Development Partners Code of Conduct is an express condition of HP’s performance requirements under this Agreement and that HP may, at its sole discretion, terminate this Agreement for cause as set forth in Section 25 herein, and seek other remedies for any violation by Business Development Partner of HP’s Business Development Partners Code of Conduct. If Business Development Partner has questions regarding HP’s interpretation of HP’s Business Development Partners Code of Conduct, Business Development Partner may contact its HP account manager.

20.	SALES AND INVENTORY REPORTING

A.	As required by HP, Business Development Partner shall provide HP with accurate Products and/or inventory Sales-Out information in a format and frequency defined in the Reporting Implementation Guidelines (available on the Partnership Website) or any other data management guidelines provided by HP, which are incorporated herein by reference.

B.	Expenses incurred to meet reporting requirements set forth in this Agreement or any related addenda are the sole responsibility of Business Development Partner.

C.	Promotional or marketing programs assigning benefits to Business Development Partners are based upon purchases made by Customers and are calculated on the information reported by Business Development Partner. Business Development Partner shall comply with the reporting requirements of such programs. Reporting such data is the sole responsibility of Business Development Partner, who releases HP from any cost, expense, fees and liability arising from or related to Business Development Partner’s noncompliance with reporting requirements.

D.	Business Development Partner warrants the accuracy of the information transmitted by Business Development Partner or Business Development Partner’s designate. Business Development Partner is responsible for the accuracy of data provided to HP for benefits under HP programs which condition the provision of benefits on Business Development Partner’s Sales-Out or inventory information. Failure to report accurate daily data for each Approved Location and to incorporate the previous day’s data for each Approved Location shall be a violation of this Agreement and result in penalties equal to HP’s cost and expenses to correct such errors. Business Development Partner releases HP from any cost, expense, fee and liability arising from or related to inaccurate reports provided by Business Development Partner or its designate.

E.	Some HP financial programs may impose a twenty-five dollar ($25) minimum benefit before a benefit shall be paid.

F.	Business Development Partner may dispute, in writing, benefits paid to Business Development Partner pursuant to a promotional, marketing or special discount program. Business Development Partner shall provide such written dispute to HP within the time frames set forth in the promotional or marketing program materials. If such materials fail to establish dispute time frames, Business Development Partner shall have ninety (90) days from the date the benefit is paid to dispute the payment. If Business Development Partner and HP fail to resolve any benefits dispute, Business Development Partner may file suit against HP not more than one (1) year from the date of the benefit payment that Business Development Partner disputed. HP’s review of such disputes shall be solely at HP’s discretion.

G.	HP reserves the right to refuse to review disputed benefit claims which are beyond the established time frames set forth in promotional, marketing or special pricing program documentation or this Agreement or which are based on late, inaccurate or otherwise discrepant data supplied by Business Development Partner.

H.	In the event HP, in its own discretion, reviews disputed benefit claim(s), HP may charge for, and deduct from credits owed to Business Development Partner, all expenses HP incurs in reviewing the disputed benefit claim(s).

I.	Business Development Partner shall not debit from invoice any unpaid benefits disputed by Business Development Partner.

J.	All information provided by Business Development Partner pursuant to this Section 20 herein shall be deemed Confidential Information as described in Section 17 herein.

21.	POLICIES AND PROGRAMS

A.	From time to time, HP may make available to Business Development Partner certain promotional or marketing programs, including but not limited to, programs involving promotional allowances, marketing funds, demonstration Products and development unit purchases, and Support. Participation in such programs or promotions shall be subject to the then-current terms and conditions of those programs or promotions as set forth on Partnership Website and this Agreement. HP reserves the right to modify, discontinue or delete any such terms and conditions upon not more than fifteen (15) days notice to Business Development Partner.

B.	Promotional or marketing programs assigning benefits to Customers generally rely upon information reported by Business Development Partner. Business Development Partner shall comply with the reporting requirements of such programs, and releases HP from claims, expenses, fees or liability arising from or related to Business Development Partner’s noncompliance or inaccurate reporting.

C.	Business Development Partner acknowledges that only sales made in compliance with this Agreement shall be eligible for marketing, promotional or other benefits offered to Business Development Partners.

D.	To maintain channel and Products distribution equity, Business Development Partners with more than one (1) agreement with HP may be denied program or promotional benefits offered to Other Business Development Partners with only a single specific agreement with HP.

22.	GENERAL

A.	The Parties hereby agree that they may do business electronically, including contract formation, order placement and acceptance. Any orders placed by Business Development Partner and accepted by HP on any HP.com website or HP/ Business Development Partner extranet site will create fully enforceable obligations that will be subject to the terms hereof. Such orders and acceptances will be deemed for all purposes to be: (1) business records originated and maintained in documentary form; (2) a “writing” or “in writing”; (3) “signed”; and (4) an “original” when printed from electronic files or records established and maintained in the normal course of business. The Parties further agree not to contest the validity or enforceability of such transactions under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the Party to be bound thereby and will be admissible if introduced as evidence on paper in any judicial, arbitration, mediation, or administrative proceeding to the same extent and under the same conditions as other business records originated and maintained in documentary form. In addition, the Parties agree that transactions may be conducted through EDI or other electronic methods, as agreed by the Parties. Business Development Partner and HP will adopt commercially reasonable security measures to limit access to passwords and to limit access to the sites to authorized persons. Each party will be responsible for any unauthorized use of the sites or issuance of messages caused by the failure of its security measures.

B.	Business Development Partner shall create its own username and password (“Access Codes”) on the Partnership Website. Business Development Partner is solely responsible for controlling access to its Access Codes. Business Development Partner shall only disclose its Access Codes to its authorized employees, representatives or agents. Business Development Partner shall be solely liable for any unauthorized use of its Access Codes resulting from its failure to safeguard its Access Codes. If Business Development Partner believes or has reason to believe its Access Codes have become known to any unauthorized persons, Business Development Partner shall promptly notify HP so that HP can deactivate such Access Codes. Business Development Partner then shall change the Access Codes. Business Development Partner shall be liable for all consequences, foreseen or unforeseen, resulting from Business Development Partner’s failure to safeguard its Access Codes. HP shall not be liable for indemnity or damages of any kind.

C.	This Agreement constitutes the entire understanding between the Parties relating to its subject matter and supersedes all prior representations, discussions, negotiations, and agreements, whether written or oral. HP hereby gives notice of objection to additional or inconsistent terms set forth in a purchase order or other document issued by Business Development Partner. No modification of this Agreement or this provision shall be binding on either Party unless made in compliance with Section 23.

D.	Business Development Partner may not assign or transfer any rights or obligations hereunder without prior written consent of HP.

E.	Neither Party’s failure to enforce any provision of this Agreement shall be deemed a waiver of that provision or of the right to enforce it in the future.

F.	To the extent that any term and condition of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall remain in full force and effect. The offending term and condition shall be deemed amended by the Parties so as to make it enforceable and, to the extent possible, have substantially the same legal effect as what was intended by the Parties as of the date upon which this Agreement became effective between HP and Business Development Partner.

G.	The United Nations Convention on Agreements for the International Sale of Goods shall not apply to this Agreement or to transactions processed under this Agreement.

H.	This Agreement shall be governed by the laws of the State of California.

I.	All days are calendar days unless otherwise stated.

J.	Business Development Partner and HP will conduct all its activities relating to their respective business in accordance with the highest standards of ethics and fairness as well as compliance with applicable law. Either party may immediately terminate this Agreement if the other party fails to do so.

K.	Disputes arising in connection with a specific transaction under this Agreement will be governed by the laws of the country and locality in which the transaction is conducted, and the courts of that country will have jurisdiction, except that HP may, at its option, bring suit for collection in the country where Business Development Partner is located. All other disputes arising under this Agreement will be governed by the laws of the country in which the HP entity executing this Agreement is located and the courts of that country will have jurisdiction.

L.	Business Development Partners that purchase Products, Services, or Support for resale or sublicensing purposes hereby agree to the terms and conditions of the HP Care Pack Services Exhibit, incorporated herein by reference.

M.	In the event of a conflict, the following order of precedence will apply: Program Guides or Operating Policies, whichever is appropriate; Addenda; and this Agreement.

23.	CHANGES AND AMENDMENTS

A.	From time to time, HP may change discount schedules and implement or change HP policies or programs at its discretion, after written notice to Business Development Partner.

B.	Any amendment shall automatically become a part of this Agreement on the effective date specified in the notice, unless Business Development Partner provides HP with written notice of its objection to such amendment within fifteen (15) days of Business Development Partner’s receipt of HP’s notice. If both HP and Business Development Partner do not reach agreement to the amendment within thirty (30) days after HP’s receipt of Business Development Partner’s objection, either Party may terminate this Agreement pursuant to Section 25 herein below.

24.	NOTICES

A.	All notices and demands issued under this Agreement shall be in writing, delivered by confirmed facsimile transmission, overnight courier, personal service, first class mail postage prepaid, or by registered mail. Notwithstanding the foregoing, HP may issue notices regarding Product, Service and Support updates, List Price changes, and modifications to or extensions of this Agreement through electronic methods.

B.	Notices shall be considered given as of twenty-four (24) hours after sending by electronic means, facsimile transmission, overnight courier, or hand delivery, or as of five (5) days of certified mailing. Delivery and receipt of notices is calculated based upon business days, excluding Saturday, Sunday, and federal government holidays.

C.	Notices to HP shall be sent to Hewlett-Packard Company, HP Americas Partners Contracts Organization, 10955 Tantau Avenue, Bldg 45 North-Middle, MS 4383, Cupertino, CA 95014-0794, or at such different address as may be designated by HP by written notice to Business Development Partner.

D.	All notices shall be sent to the attention of the individual at the address set forth on the approval notification issued by HP to Business Development Partner.

E.	Either Party may change its address at any time; however, upon changing address, the Party shall provide ten (10) days written notice to the other Party.

25.	TERM AND TERMINATION

A.	This Agreement will commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. This Agreement shall remain in effect until May 31, 2005, or until otherwise terminated as set forth in this Section 25. With the exception of Section 10 herein, either Party may terminate this Agreement (1) without cause at any time upon thirty (30) days written notice or (2) with cause upon fifteen (15) days’ written notice. Termination of this Agreement may result in the termination of any other contract or Addenda between HP and Business Development Partner.

B.	In the event this Agreement is terminated for cause or Business Development Partner in any way fails to perform any of its obligations under this Agreement any and all existing contracts between HP and Business Development Partner for the resale of any and all Products, Support and Services shall automatically terminate upon such default or termination.

C.	In the event of any breach of this Agreement by Business Development Partner, in addition to all other remedies available under this Agreement or in law and equity, HP may terminate this Agreement and/or Business Development Partner will refund or forfeit any discounts or program payments paid and accrued during the scope of the breach period and reimburse HP for all reasonable attorney fees associated with enforcing these provisions.

D.

In the event either Party (1) becomes insolvent; (2) is unable to pay its debts when due; (3) files for bankruptcy; (4) is the subject of involuntary bankruptcy; (5) has a receiver appointed; or (6) has its assets assigned, the other Party may terminate this Agreement without notice and cancel any unfulfilled obligations with the exception of payment obligations. HP reserves the right to assert any claim it may have against Business Development Partner to collect any outstanding payment obligations or balances owed to HP by Business Development Partner.

E.	In the event either Party gives the other notice of termination or advises the other of its intent not to renew this Agreement HP may require that Business Development Partner pay cash in advance for additional deliveries from HP during the remaining term, regardless of Business Development Partner’s previous credit status, and may withhold all deliveries until Business Development Partner pays its outstanding balance.

F.	Upon termination or expiration of this Agreement, Business Development Partner shall promptly cease to be a Business Development Partner and is prohibited from representing itself as such and from using any HP Marks. Business Development Partner’s right to display HP Marks shall cease as of the effective date of the termination or expiration of this Agreement. HP’s right to use Business Development Partner’s Marks shall cease as of the effective date of the termination or expiration of this Agreement. Furthermore, all rights of Business Development Partner will immediately terminate, including but not limited to, rights to distribute, sub-license or copy any HP Software Licenses to customers; transfer warranties of Products to customers or other HP Business Development Partners; or repackage or reproduce materials with HP tradename, label, trademark or marking.

G.	Upon termination or expiration of this Agreement HP may require that Products purchased under this Agreement which Products are unopened, in the original packaging and marketable as new merchandise, be returned for credit against an outstanding balance or, if no such balance exists, be repurchased by HP. The repurchase or credit price paid by HP upon HP’s exercise of its right to repurchase or credit provided by Section 25 herein shall be the lower of either (1) the Net Price on the date of termination or expiration of this Agreement or (2) the original purchase price from HP. In calculating price, the promotional or other discounts or price protections or other credits extended by HP for the Products shall be subtracted from the repurchase or credit price.

H.	Obligations concerning outstanding transactions, warranties, Support, Software licensing, intellectual property protection, limitations of liability and remedies, audit, and confidentiality, will survive termination or expiration of this Agreement, except that provisions for Support shall survive through the periods set forth in this Agreement. Furthermore, obligations concerning audit from prior reseller agreements between HP and Business Development Partner shall run concurrently with this Agreement and shall survive termination of the Agreement.

I.	Unless earlier terminated as provided in this Section 25 herein, this Agreement shall expire as indicated herein. All orders accepted by HP on or before expiration as indicated herein shall be governed under the terms and conditions of this Agreement.

J.	Neither Party has made commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

K.	Upon termination, non-compliance, or expiration of this Agreement for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate.

L.	Upon termination, all rights to any accrued HP promotional allowance funds and HP promotional services will automatically lapse.

M.	This Agreement is effective on the Effective Date indicated within the approval notification issued from HP to Business Development Partner.

N.	HP reserves the right, at its sole discretion, to unilaterally extend this Agreement for any duration. Notice of such extension shall be provided in hardcopy or electronic copy, at HP’s sole determination.

HP U.S. DIRECT BUSINESS DEVELOPMENT PARTNER AGREEMENT

AUTHORIZED SERVICES RESELLER PARTNER FOR HP CONSULTING & INTEGRATION

SERVICES (ASRP-CIS) ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	ELIGIBILITY AND RELATIONSHIP	2
4.	BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES	2
5.	BUSINESS DEVELOPMENT PARTNER DELIVERY RESPONSIBILITIES	3
6.	HP RESPONSIBILITIES	3
7.	PROJECT MANAGERS	3
8.	ORDERS AND CHANGES	4
9.	OWNERSHIP RIGHTS AND LICENSE GRANTS	4
10.	SALES AND MARKETING LITERATURE	4
11.	WARRANTY	4
12.	BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION	5
13.	LIMITATION OF LIABILITY	5
14.	EXHIBITS	5
15.	GENERAL	6
16.	TERM AND TERMINATION	6

HP U.S. DIRECT BUSINESS DEVELOPMENT PARTNER AGREEMENT

AUTHORIZED SERVICES RESELLER PARTNER FOR HP CONSULTING & INTEGRATION

SERVICES (ASRP-CIS) ADDENDUM

1. DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2. APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner to purchase selected packaged HP Consulting and Integration Services (“Services”) from a source authorized by HP for resale to Customers. HP Services available for purchase and resale shall be set forth in the Services Partner Architecture Program Guide (“SPA Program Guide”), incorporated herein by reference.

B.	This HP U. S. Business Development Partner Agreement- Authorized Services Reseller Partner for HP Consulting and Integration Services Addendum (“ASRP-CIS Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling Business Development Partners purchase and resale of HP Services. Any and all purchases and resale of HP Services shall be conducted pursuant to the terms and conditions of this ASRP-CIS Addendum and the Agreement. In the event of a conflict between the terms and conditions of this ASRP-CIS Addendum and the terms and conditions of the Agreement, the terms and conditions of this ASRP-CIS Addendum shall prevail.

C.	Business Development Partner accepts this appointment pursuant to the terms and conditions of this ASRP-CIS Addendum and the terms and conditions of the Agreement.

3. ELIGIBILITY AND RELATIONSHIP

A.	This ASRP-CIS Addendum is applicable only to Services and does not contain terms that govern, or apply to, the resale of HP (or third party) hardware, software or support.

B.	Business Development Partner must be familiar with the use and functionality of any Services to be purchased hereunder for the purposes of (i) delivering solutions that include Services, (ii) meeting the requirements of Customers and (iii) supplying or subcontracting services from third parties, including HP.

C.	Business Development Partner is responsible for complying with all training requirements designated by HP for each eligible Service the Business Development Partner resells.

D.	Except as otherwise agreed to in writing by the parties, Business Development Partner is responsible for the marketing and support of its services offering which incorporates the Services purchased hereunder.

4. BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES

A.	Business Development Partner will establish and administer its own agreements with Customer to cover the Services delivered by HP. Business Development Partner will not resell, and Business Development Partner will not obligate HP to deliver, Services that are not listed in the current version of services listed on the Partnership Website.

B.	Business Development Partner will comply with the general obligations specified in this ASRP-CIS Addendum, together with any specific Business Development Partner obligations described in the applicable Statement of Work, as set forth in Exhibit B. Business Development Partner acknowledges that HP’s ability to deliver the Services is dependent upon Business Development Partner’s full and timely cooperation with HP, as well as the accuracy and completeness of any information and data Business Development Partner provides to HP.

C.	Except as expressly permitted in this ASRP-CIS Addendum, Business Development Partner agrees not to distribute Customers any HP documentation, other than that included with a Service purchase, such as an HP quote or the terms of any agreement(s) between the parties.

D.	Business Development Partner will be responsible for all commitments it makes to Customers. All collections, promotions, sales and services to Customers will be Business Development Partner’s sole responsibility.

E.	Business Development Partner will supply HP with Customer information (other than price) that HP in its sole opinion considers necessary for the timely and accurate delivery of Services or to protect any rights of HP.

F.	Business Development Partner and Business Development Partner’s Customer are responsible for the security of their proprietary and confidential information and for maintaining external procedures to reconstruct lost or altered Customer files, data, or programs. Business Development Partner must notify HP if any Services will be delivered in an environment that poses either a potential health hazard to HP employees or subcontractors, or a security risk to HP employees or subcontractors.

G.	Business Development Partner will comply with the SPA Program Guide, including operating procedures and administrative processes. The SPA Program Guide is published on the Partnership Website and is incorporated herein by this reference and subject to change from time to time at HP’s sole discretion without a signed amendment to this ASRP-CIS Addendum. Any deviation by Business Development Partner from the SPA Program Guide must be agreed to in writing signed by both parties.

H.	Business Development Partner will maintain reasonable standards of customer service and satisfaction as outlined in the Services Program Guide. HP may terminate this Agreement if, in HP’s reasonable opinion, Business Development Partner tails to maintain such customer service and satisfaction standards.

Business Development Partner will ensure that the expectations of the Customer are set correctly with respect to the elements of the Statement of Work associated with the particular service resold by the Business Development Partner and to be delivered by HP.

5. BUSINESS DEVELOPMENT PARTNER DELIVERY RESPONSIBILITIES

A.	Business Development Partner is responsible for reviewing the applicable Services with the Customer, including the order requirements and final configurations.

B.	Business Development Partner shall (i) provide HP with the location for delivery; and (ii) put in place with the Customer procedures for reporting order status.

C.	Business Development Partner agrees to comply with all security procedures, facility restrictions, rules, regulations, and any other requirements when accessing the premises of HP or the Customer.

D.	Business Development Partner shall provide training to its employees on the remarketing of the Services in accordance with the SPA Program Guide.

E.	Business Development Partner shall not remove or modify the contents of any HP Services offerings without the expressed written approval of HP.

F.	Business Development Partner and HP shall conduct an annual review of Business Development Partner’s performance under this Agreement.

G.	Business Development Partner shall not subcontract any services to be performed on behalf of HP to a non-Business Development Partner program participant and/or de-authorized Business Development Partner.

H.	Business Development Partner who has been de-authorized as a Business Development Partner shall only be re-authorized as specifically set forth in the SPA Program Guide.

6. HP RESPONSIBILITIES

A.	Provision of Services: HP will provide to Customer, on behalf of Business Development Partner, the Services and the Deliverables described in each Statement of Work.

B.	Services may be added or deleted from time to time at HP’s sole discretion without a signed amendment to this ASRP-CIS Addendum. HP will provide, or make available to, Business Development Partner a new version of the services listed on the Partnership Website.

7. PROJECT MANAGERS

A.	Each Party will appoint a Project Manager to serve as the primary representative for the delivery of Services under each Statement of Work.

B.	Each Project Manager will: (i) have overall responsibility for managing and coordinating the performance of the Party it represents in a prompt and professional manner; (ii) be authorized to act for and on behalf of the Party it represents; (iii) meet with the other Party’s Project Manager at regular agreed-upon intervals to review progress and resolve any issues relating to the Services; and (iv) attempt to resolve disputes in accordance with the terms of this ASRP-CIS Addendum.

C.	Business Development Partner’s Project Manager will (i) designate a contact to receive all calls from HP or Customers concerning the Services and (ii) be available at all times when HP’s personnel are at Customer’s premises or designate an alternate with the same level of authority and project knowledge in the event of unavailability.

D.	Either Party may change its Project Manager at any time upon written notice or may provide different Project Managers for different Statements of Work.

8. ORDERS AND CHANGES

A.	The process for purchasing Services is set forth in the HP Business Development Partner Business Terms and Conditions.

B.	Requests by Business Development Partner and recommendations by HP for changes to the Services and Deliverables are subject to HP’s change management procedures, and will only become effective once mutually agreed by the parties in writing.

9. OWNERSHIP RIGHTS AND LICENSE GRANTS

A.	Business Development Partner grants HP a non-exclusive, royalty-free license to use, copy, make derivative works of, distribute, display, perform, and transmit Customer’s pre-existing copyrighted works or other intellectual property rights only to the extent necessary for HP to perform its obligations under this ASRP-CIS Addendum.

B.	HP shall retain exclusive ownership of the Services and Deliverables, including all current and future worldwide patents and other patent rights, copyrights, trademarks, trade secrets, know-how, source code and all other intellectual properly rights thereof. Licensed Deliverable will be subject to the license terms applicable to such software and set forth in (i) the Agreement (ii) the Statement of Work or (iii) other document governing the use of such software.

C.	Except as set forth herein, HP hereby grants to Business Development Partner a limited, non-exclusive, non-transferable, license to grant Customer a limited, non-exclusive, non-transferable right to use the Deliverables, including software (i) solely in the country(-ies) in which the Customer does business, (ii) solely for Customer’s internal use and (ii) subject to the terms and conditions of this ASRP-CIS Addendum and the Agreement. To the extent the Deliverables include any software, Business Development Partner’s license grant is to the object code version of the software only. Notwithstanding the license grants set forth in this Section 9.C, any software incorporated by HP into any licensed Deliverable will be subject to the license terms applicable to such software and set forth in (i) the Agreement; (ii) the Statement of Work or (iii) other document governing the use of such software.

D.	Business Development Partner shall ensure that HP is listed as a third party beneficiary to each Business Development Partner agreement with an Customer for the Deliverables and shall include the following provision in each End User agreement: “[End User] is hereby notified that Hewlett-Packard Company, a Delaware corporation with its headquarters at 3000 Hanover Street, Palo Alto, California 94304-1181, is a third party beneficiary to this agreement to the extent this agreement contains provisions which relate to [End User’s] license and use of the Deliverables. Such provisions are made expressly for the benefit of HP and are enforceable by HP and Business Development Partner.

E.	Business Development Partner shall grant rights allowed hereunder only to Customers that have executed written agreements with Business Development Partners that are (i) at least as protective of HP’s rights as set forth in this ASRP-CIS Addendum and (ii) include terms that are at least as protective as those set forth in Exhibit A (Minimum Customer License Terms), attached hereto and subject to change at HP’s sole discretion, without amendment to this ASRP-CIS Addendum, and upon written notice to Business Development Partner.

F.	Business Development Partner shall notify HP promptly of any breach of any license to the Deliverables and, further, shall diligently pursue or, at HP’s request, assist HP to diligently pursue an action against the Customer in the event of any breach of the license to the Deliverables. In the event Business Development Partner or any person acting through or under the control or direction of Business Development Partner breaches any of the obligations in this Section 10, Business Development Partner acknowledges that HP may have no adequate remedy at law and therefore HP may enjoin Business Development Partner against any further or continuing breach and, in addition, may pursue each and every available remedy, at law and in equity, for such breach

10. SALES AND MARKETING LITERATURE

A.	HP may provide Business Development Partner marketing materials regarding the Services from time to time to provide to Business Development Partner’s prospective or existing customers. Upon HP’s express written permission, Business Development Partner may copy the marketing materials. Business Development Partner shall not remove, alter, cover, or otherwise deface any trademark, copyright notice, or other notice on HP’s marketing materials. HP shall retain ownership of all such materials.

B.	Business Development Partner warrants and represents that Business Development Partner’s sales and marketing materials will at all times comply with all applicable laws, rules and regulations and will not contain any materials that are obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights or otherwise illegal.

11. WARRANTY

A.	HP warrants that it will perform its consulting services using generally recognized commercial practices and standards.

B.	Business Development Partner warrants and represents that it has the right to grant HP the license in Section1 O.A.

C.	HP will have no liability to Business Development Partner or its Customers arising from or relating to, and does not warrant, any Third Party Products, including, but not limited to, the selection thereof or failure of such Third Party Products to perform in accordance with specifications or any defects therein. Responsibility for the selection of Third Party Products, and any performance or functionality issues, or defects therein, will lie solely with Business Development Partner, Customer and/or the supplier(s) thereof.

D.	THE WARRANTIES CONTAINED IN THIS SECTION PERTAINING TO SERVICE ARE IN LIEU OF AND HP EXPRESSLY DISCLAIMS, AND BUSINESS DEVELOPMENT PARTNER HEREBY EXPRESSLY WAIVES, ALL OTHER EXPRESS WARRANTIES OR CONDITIONS, AND ALL OTHER WARRANTIES, CONDITIONS, AND OBLIGATIONS IMPLIED IN LAW, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION

A.	Claims. Business Development Partner agrees to defend, indemnify and hold harmless HP, its employees, agents, or subcontractors against any claim, suit, proceeding, including those based on contract or tort, brought by a third party, including Customers, arising out of bodily injury, death or damage to personal property caused by Business Development Partner or its subcontractors (excluding HP) when providing Business Development Partner’s services offering (excluding Services) to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim, including reasonable attorney’s fees incurred by HP.

B.	Infringement Claims. Business Development Partner will defend and hold harmless HP, its employees, agents, or subcontractors against any claims arising out of or relating to Business Development Partner’s infringement of any patents, trade secrets, copyrights, trademarks, service marks or trade names alleged to have occurred, related to Business Development Partner’s services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

C.	Notice Requirement. HP will provide Business Development Partner with notice of a claim, the right to control the defense against such claim and related settlement negotiations, and reasonable cooperation from HP at Business Development Partner’s expense.

13. LIMITATION OF LIABILITY

A.	Business Development Partner is solely responsible for all contractual relationships with the Customer. HP is not liable for any claims, damages, or liabilities arising out of Business Development Partner’s direct contractual relationships with an Customer, if any, unless except as expressly authorized by HP or this ASRP-CIS Addendum.

B.	HP’S AGGREGATE LIABILITY TO BUSINESS DEVELOPMENT PARTNER FOR ANY REASON AND UPON ALL CLAIMS AND CAUSES OF ACTION HEREUNDER WILL BE LIMITED TO THE AMOUNT OF FEES PAID BY BUSINESS DEVELOPMENT PARTNER UNDER THE STATEMENT OF WORK GIVING RISE TO SUCH LIABILITY FOR THE SERVICES. THE LIABILITY UNDER EACH STATEMENT OF WORK SHALL BE CUMULATIVE AND NOT PER INCIDENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORTS. IN NO EVENT WILL HP BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF DATA, LOSS OF PROFITS OR LOSS OF SAVINGS OR REVENUE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

C.	Allocation of Risk. The parties understand and agree that, to the extent permitted by applicable law, the foregoing exclusions and limitations of liability represent the parties’ agreement as to allocation of risk between them in connection with their respective obligations under this ASRP-CIS Addendum. The fees payable to HP reflect, and are set in reliance upon, this allocation of risk and the exclusions and limitations of liability set forth in this ASRP-CIS Addendum.

14. EXHIBITS

A.	Exhibits. The Exhibits listed in Section 16.B are incorporated by reference into this ASRP-CIS Addendum. HP may offer new Exhibit(s) relating to additional Services by forwarding a copy to Business Development Partner. Any Order for Services received after any new Exhibit (s) are sent to Business Development Partner will be deemed accepted by Business Development Partner, and the terms of such Exhibit (s) will be incorporated by reference into this ASRP-CIS Addendum. HP reserves the right to alter the terms and conditions of any Exhibit(s) on thirty (30) day’s prior written notice to Business Development Partner. The revised terms and conditions will apply to any new Order for Services placed by Business Development Partner alter the expiration of the thirty (30) days’ notice period.

B.	List of Exhibits: The following Exhibits are attached and incorporated herein.

1.	Exhibit A (Minimum End User License Terms)

2.	Exhibit B (Statement(s) of Work)

15. GENERAL

A.	Nothing in this ASRP-CIS Addendum will prohibit HP from providing services similar to those provided hereunder to other customers so long as no Business Development Partner Confidential Information is used in such provision of services.

B.	Business Development Partner agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of this ASRP-CIS Addendum, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

C.	This ASRP-CIS Addendum and any related agreement may not be used for any U.S. Federal Government Order, Project, or other form of business.

D.	In the event that the parties are unable to agree upon any matters pursuant to this ASRP-CIS Addendum, the disputed matter will be referred in the first instance to the Project Managers of the parties. If the Project Managers are unable to resolve the disputed matter within a reasonable time, they will refer the matter to the general managers of the business units into which the dispute relates. If the general managers cannot reach a mutually acceptable ASRP-CIS Addendum within a reasonable time, either party will be entitled to seek all available remedies, including legal remedies. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any disputed matter without following the dispute resolution procedure set forth above.

E.	In the event of conflict between the provisions of this ASRP-CIS Addendum and any order, exhibit, or Statement of Work, or the Agreement the provisions of this ASRP-CIS Addendum will to the extent of such conflict take precedence unless the Statement of Work expressly states that it is amending these Terms and Conditions. Business Development Partner’s additional or different terms and conditions will not apply.

16. TERM AND TERMINATION

A.	Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, Business Development Partner’s participation may be renewed upon expiration of this Authorized Solution Sales Partner Addendum.

B.	Either Party may terminate this Authorized Solution Sales Partner Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this Authorized Solutions Sales Partner Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and Business Development Partner.

C.	Upon termination or expiration of the Agreement or this Authorized Solution Sales Partner Addendum for any reason, Business Development Partner shall immediately cease representing itself as a seller of HP Services and shall immediately cease any activity permitted by this Authorized Solution Sales Partner Addendum.

D.	Upon termination, non-compliance, or expiration of this Authorized Solution Sales Partner Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. Business Development Partner shall immediately return to HP at Business Development Partner’s expense all free-of-charge materials provided to Business Development Partner by HP for the sale and support of HP Services.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT—AUTHORIZED SERVICES RESELLER

PARTNER FOR HP CONSULTING & INTEGRATION SERVICES (ASRP-CIS) ADDENDUM

EXHIBIT A

MINIMUM END USER LICENSE TERMS

(1)	Business Development Partner grants End User a non-exclusive, non-transferable, royalty-free right to use the Deliverables solely in the United States and solely for End User’s internal use. To the extent that the Deliverables include software, End User’s license is to the object code version of the software only. Hewlett-Packard Company shall retain exclusive ownership in and to the Deliverables, including all current and future worldwide patents and other patent rights, copyrights, trademarks, trade secrets, know-how, source code and all other intellectual property rights thereof. Any third party software incorporated into any licensed Deliverables will be subject to the license terms applicable to such software.

(2)	Business Development Partner will immediately terminate End User’s license in the Deliverable in the event Business Development Partner is notified of End User’s failure to comply with the terms of the End User agreement. In the event of termination of End User’s license, End User will immediately destroy or return to Business Development Partner the affected Deliverables and all partial or complete copies thereof, or provide satisfactory evidence of their destruction to Business Development Partner.

(3)	Hewlett-Packard Company is not a party to the End User agreement and will not be liable for any damages of any kind whatsoever caused by End User or any third party, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise.

(4)	End User is hereby notified that Hewlett-Packard Company, a Delaware corporation with its headquarters at 3000 Hanover Street, Palo Alto, California 94304-1181, is a third party beneficiary to this agreement to the extent this agreement contains provisions, which relate to End User’s license and use of the Deliverables. Such provisions are made expressly for the benefit of HP and are enforceable by HP in addition to Business Development Partner.

(5)	End User may not assign any of its rights in the Deliverables, except as expressly authorized by Business Development Partner.

(6)	End User agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP If such person was involved, directly or indirectly, in the performance of the agreement, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

EXHIBIT B

STATEMENT(s) OF WORK

Pre-written Statement(s) of Work (SOW) for HP Technical Services are accessible and downloadable from the “Services” section of the HP Partnership Web at www.hp.com\partners\us.

The Business Development Partner acknowledges that, upon placing an order for any Services covered by this ASRP-CIS Addendum, Business Development Partner accepts the terms of the corresponding SOW or data sheet associated with the Services Business Development Partner orders.

The Business Development Partner is responsible for accessing the “Services” section of the HP Partnership Web to review the terms of pre-written Sows associated with any Service covered by this ASRP-CIS Addendum that they plan to resell. Business Development Partner acknowledges that SOW terms are modified by HP as appropriate and, although a revision date will be included in each SOW document, notice of these modifications may not be sent to Business Development Partner on a regular basis.

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - AUTHORIZED SOLUTION SALES PARTNER (ASSP) ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	ELIGIBILITY AND RELATIONSHIP	2
4.	BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES	2
5.	HP RESPONSIBILITIES	3
6.	PROJECT MANAGERS	3
7.	ORDERS & CHANGES	3
8.	OWNERSHIP RIGHTS AND LICENSE GRANTS	4
9.	SALES AND MARKETING LITERATURE	4
10.	BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION	4
11.	LIMITATION OF LIABILITY	5
12.	EXHIBITS AND SCHEDULES	5
13.	GENERAL	5
14.	TERM AND TERMINATION	5

1. DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2. APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner to purchase selected Services directly from a source authorized by HP for resale to Customers only. HP Services available for purchase and resale shall be set forth in the SPA Program Guide, incorporated herein by reference.

B.	This HP U. S. Business Development Partner Agreement- Authorized Solution Sales Partner Addendum (“ASSP Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling Business Development Partners purchase and resale of HP Services. Any and all purchases and resale of HP Services shall be conducted pursuant to the terms and conditions of this ASSP Addendum and the Agreement. In the event of a conflict between the terms and conditions of this ASSP Addendum and the terms and conditions of the Agreement, the terms and conditions of this ASSP Addendum shall prevail.

C.	Business Development Partner accepts this appointment pursuant to the terms and conditions of this ASSP Addendum and the terms and conditions of the Agreement.

3. ELIGIBILITY AND RELATIONSHIP

A.	This ASSP Addendum is only applicable to Services and does not contain terms that govern, or apply to, the resale of HP (or third party) hardware, software or support.

B.	Business Development Partner must have a current valid Agreement in place and remain in good credit standing with HP in order to purchase and resell Services under this ASSP Addendum.

C.	Business Development Partner must be familiar with the use and functionality of any Services to be purchased hereunder for the purpose of (i) delivering solutions that include Services, (ii) meeting the requirements of Customers and (iii) supplying or subcontracting services from third parties, including HP.

D.	Business Development Partner is responsible for complying with all training requirements designated by HP, and provided to Business Development Partner, for each eligible Service the Business Development Partner resells.

E.	Except as otherwise agreed to in writing by the parties, Business Development Partner is responsible for the marketing and support of its services offering which incorporates the Services purchased hereunder.

4. BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES

A.	Business Development Partner will establish and administer its own agreements with Customers to cover the Services delivered by HP. Business Development Partner will not resell, and Business Development Partner will not obligate HP to deliver, Services that are not listed in the current version of Appendix B of the SPA Program Guide.

B.	Business Development Partner will comply with all applicable laws, rules and regulations, and will comply with the general obligations specified in this ASSP Addendum, together with any specific Business Development Partner obligations described in the applicable Statement of Work as set forth in Exhibit B, in a timely manner. Business Development Partner acknowledges that HP’s ability to deliver the Services is dependent upon Business Development Partner’s full and timely cooperation with HP, as well as the accuracy and completeness of any information and data Business Development Partner provides to HP.

C.	Except as expressly permitted in this ASSP Addendum, Business Development Partner agrees not to distribute to Customers any HP documentation, other than that included with Service Purchase, such as an HP quote or the terms of any agreement(s) between the parties.

D.	Business Development Partner will be responsible for all commitments it makes to Customers. All collections, promotions, sales and services to Customers will be Business Development Partner’s sole responsibility. Renewals, of service agreements, sold by Business Development Partner will be handled by HP unless partner is also participating in the Authorized Service Management Partner (“ASMP”) Addendum concurrently.

E.	Business Development Partner will supply HP with Customer information (other than price) that HP in its sole opinion considers necessary for the timely and accurate delivery of Services or to protect any rights of HP.

F.	Business Development Partner and Business Development Partner’s Customers are responsible for the security of their proprietary and confidential information and for maintaining external procedures to reconstruct lost or altered Customer files, data, or programs. Business Development Partner must notify HP if any Services will be delivered in an environment that poses either a potential health hazard to HP employees or subcontractors, or a security risk to HP employees or subcontractors

G.	Business Development Partner agrees to comply with the SPA Program Guide, including operating procedures and administrative processes. The SPA Program Guide is incorporated herein by this reference and subject to change from time to time at HP’s sole discretion without a signed amendment to this ASSP Addendum. Any deviation by Business Development Partner from the SPA Program Guide must be agreed to in writing signed by both parties.

H.	Business Development Partner will maintain reasonable standards of customer service and satisfaction as outlined in the SPA Program Guide. HP may terminate this ASSP Addendum if, in HP’s reasonable opinion, Business Development Partner fails to maintain such customer service and satisfaction standards.

I.	An Business Development Partner shall wait ninety (90) days before reselling Services to any HP customer who was: 1) formerly covered under a HP service contract within the last 120 days; or 2) formerly entitled to warranty service from HP for equipment they own within the last 120 days.

J.	Business Development Partner is responsible for (i) reviewing the applicable Services with the Customer, including the order requirements and final configurations.

K.	Business Development Partner shall (i) provide HP with the location for delivery; (ii) put in place with the Customer procedures for reporting order status; and (iii) expedite delivery as may be required.

L.	Business Development Partner agrees to comply with all security procedures, facility restrictions, rules, regulations, and any other requirements when accessing the premises of HP or the Customer.

M.	If Business Development Partner is not authorized to resell at least one HP product category, then Business Development Partner must provide HP with evidence of the value, not founded on HP Services, that its products and services offer the end customer. This aggregate amount of business should exceed 100% of the annual value of all HP Services that the Business Development Partner remarkets to its customers.

N.	Business Development Partner shall not remove or modify the contents of any HP Services offerings without the expressed written approval of HP.

O.	Business Development Partner and HP shall conduct annual review of Business Development Partner’s performance under this ASSP Addendum.

P.	Business Development Partner shall not subcontract any services to be performed on behalf of HP to a non-Business Development Partner program participant and/or de-authorized Business Development Partner.

Q.	Business Development Partner who has been de-authorized as a Business Development Partner shall only be re-authorized as specifically set forth in the SPA Program Guide.

5. HP RESPONSIBILITIES

A.	HP shall provide Services to the Customer in accordance with the HP Terms and Conditions of Sale and Service, Business Development Agreement, HP Upfront Services and HP System Support, Exhibit SS5 and the applicable Technical Data Sheet or Service Description which shall further describe HP’s service delivery obligation to the Customer.

B.	HP will provide to Customer, on behalf of Business Development Partner, the Services and the Deliverables described in each Statement of Work.

C.	Services may be added to or deleted from Appendix B of the SPA Program Guide from time to time at HP’s sole discretion without a signed amendment to this ASSP Addendum. HP will provide, or make available to, Business Development Partner a revised Appendix B.

6. PROJECT MANAGERS

A.	Each party will appoint a Project Manager to serve as the primary representative for the delivery of Services under each Statement of Work.

B	Each Project Manager will: (i) have overall responsibility for managing and coordinating the performance of the party it represents in a prompt and professional manner; (ii) be authorized to act for and on behalf of the party it represents; (iii) meet with the other party’s Project Manager at regular agreed-upon intervals to review progress and resolve any issues relating to the Services; and (iv) attempt to resolve disputes in accordance with the terms of this ASSP Addendum.

C.	Business Development Partner’s Project Manager will (i) designate a contact to receive all calls from HP or Customer concerning the Services and (ii) be available at all times when HP’s personnel are at Customer’s premises or designate an alternate with the same level of authority and project knowledge in the event of unavailability.

D.	Either party may change its Project Manager at any time upon written notice or may provide different Project Managers for different Statements of Work.

7. ORDERS AND CHANGES

A.	The process for purchasing Services is set forth in the Business Development Partner Agreement and the SPA Program Guide and are subject to acceptance by HP. No additional or different terms on the face or reverse side of any order, or in any written communication by the Business Development Partner, shall apply.

B.	Requests by Business Development Partner and recommendations by HP for changes to the Services and Deliverables are subject to HP’s change management procedures, and will only become effective once mutually agreed by the parties in writing.

8. OWNERSHIP RIGHTS AND LICENSE GRANTS

A.	Business Development Partner grants HP a non-exclusive, royalty-free license to use, copy, make derivative works of, distribute, display, perform, and transmit Customer’s pre-existing copyrighted works or other intellectual property rights only to the extent necessary for HP to perform its obligations under this ASSP Addendum.

B.	HP shall retain exclusive ownership of the Services and Deliverables, including all current and future worldwide patents and other patent rights, copyrights, trademarks, trade secrets, know-how, source code and all other intellectual property rights thereof. Licensed Deliverable will be subject to the license terms applicable to such software and set forth in (i) the Agreement, (ii) the Statement of Work or (iii) other document governing the use of such software.

C.	Except as set forth herein, HP hereby grants to Business Development Partner a limited, non-exclusive, non-transferable, except as set forth herein, license to grant Customer a limited, non-exclusive, non-transferable right the use the Deliverables, including software (i) solely in the country(ies) in which the Customer does business, (ii) solely for Customer’s internal use and (ii) subject to the terms of this ASSP Addendum. To the extent the Deliverables include any software, Business Development Partner’s license grant is to the object code version of the software only. Notwithstanding the license grants set forth in this Section 8.C, any software incorporated by HP into any licensed Deliverable will be subject to the license terms applicable to such software and set forth in (i) the Agreement, (ii) the Statement of Work or (iii) other document governing the use of such software.

D.	Business Development Partner shall ensure that HP is listed as a third party beneficiary to each Business Development Partner agreement with an Customer for the Deliverables and shall include the following provision in each Customer agreement: “Customer is hereby notified that Hewlett-Packard Company, a Delaware corporation with its headquarters at 3000 Hanover Street, Palo Alto, California 94304-1181 is a third party beneficiary to this ASSP Addendum to the extent this ASSP Addendum contains provisions which relate to Customer’s license and use of the Deliverables. Such provisions are made expressly for the benefit of HP and are enforceable by HP in addition to Business Development Partner.”

E.	Business Development Partner shall grant rights allowed hereunder only to Customers that have executed written agreements with Business Development Partner that are (i) at least as protective of HP’s rights as set forth in this ASSP Addendum and (ii) include terms that are at least as protective as those set forth in Exhibit A (Minimum End User License Terms), attached hereto and subject to change at HP’s sole discretion, without amendment to this ASSP Addendum, and upon written notice to Business Development Partner.

F.	Business Development Partner shall notify HP promptly of any breach of any license to the Deliverables and, further, shall diligently pursue or, at HP’s request, assist HP to diligently pursue an action against the Customer in the event of any breach of the license to the Deliverables. In the event Business Development Partner or any person acting through or under the control or direction of Business Development Partner breaches any of the obligations in this Section, Business Development Partner acknowledges that HP may have no adequate remedy at law and therefore HP may enjoin Business Development Partner against any further or continuing breach and, in addition, may pursue each and every available remedy, at law and in equity, for such breach

9. SALES AND MARKETING LITERATURE

A.	HP may provide Business Development Partner marketing materials regarding the Services from time to time to provide to Business Development Partner’s prospective or existing customers. Upon HP’s express written permission, Business Development Partner may copy the marketing materials. Business Development Partner shall not remove, alter, cover, or otherwise deface any trademark, copyright notice, or other notice on HP’s marketing materials. HP shall retain ownership of all such materials.

B.	Business Development Partner warrants and represents that Business Development Partner’s sales and marketing materials will at all times comply with all applicable laws, rules and regulations and will not contain any materials that are obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights or otherwise illegal.

10. BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION

A.	Business Development Partner agrees to defend, indemnify and hold harmless HP, its employees, agents, or subcontractors against any claim, suit, proceeding, including those based on contract or tort, brought by a third party, including Customers, arising out of bodily injury, death or damage to personal property caused by Business Development Partner or its subcontractors (excluding HP) when providing Business Development Partner’s services offering (excluding Services) to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim, including reasonable attorney’s fees incurred by I-IP.

B.	Business Development Partner will defend and hold harmless HP, its employees, agents, or subcontractors against any claims arising out of or relating to Business Development Partner’s infringement of any patents, trade secrets, copyrights, trademarks, service marks or trade names alleged to have occurred, related to Business Development Partner’s services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

C.	HP will provide Business Development Partner with notice of a claim, the right to control the defense against such claim and related settlement negotiations, and reasonable cooperation from HP at Business Development Partner’s expense.

11. LIMITATION OF LIABILITY

A.	Business Development Partner is solely responsible for all contractual relationships with the Customer. HP is not liable for any claims, damages, or liabilities arising out of Business Development Partner’s direct contractual relationships with an Customer, if any, unless and except as expressly authorized by HP or this ASSP Addendum.

B.	HP’S TOTAL AGGREGATE LIABILITY TO BUSINESS DEVELOPMENT PARTNER FOR ANY REASON AND UPON ALL CLAIMS AND CAUSES OF ACTION HEREUNDER WILL BE LIMITED TO THE AMOUNT OF FEES PAID BY BUSINESS DEVELOPMENT PARTNER UNDER THE STATEMENT OF WORK GIVING RISE TO SUCH LIABILITY FOR THE SERVICES. THE LIABILITY UNDER EACH STATEMENT OF WORK SHALL BE CUMULATIVE AND NOT PER INCIDENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORTS. IN NO EVENT WILL HP, ITS AFFILIATES, SUBCONTARCTORS OR SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF DATA, DOWNTIME, LOSS OF PROFITS OR SOFTWARE RESTORATION, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

C.	In no event will any action be brought against HP more than one year after the cause of action has accrued.

12. EXHIBITS AND SCHEDULES –

A.	HP may offer new Exhibit(s) and Schedules relating to additional Services by forwarding a copy to Business Development Partner and posting in the SPA Program Guide Any Order for Services received after any new Exhibit / Schedule(s) are sent to Business Development Partner will be deemed accepted by Business Development Partner, and the terms of such Exhibit / Schedule(s) will be incorporated by reference into this ASSP Addendum. HP reserves the right to alter the terms and conditions of any Exhibit(s) or Schedules on thirty (30) day’s prior written notice to Business Development Partner. The revised terms and conditions will apply to any new Order for Services placed by Business Development Partner after the expiration of the thirty (30) days’ notice period.

B.	The following Exhibits are attached and the List of Services is located in Appendix B of the SPA Program Guide..

Exhibit A (Minimum End User License Terms)

Exhibit B Statement of Work

13. GENERAL

A.	Business Development Partner agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of this ASSP Addendum, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

B.	In the event that the parties are unable to agree upon any matters pursuant to this ASSP Addendum, the disputed matter will be referred in the first instance to the Program Managers of the parties. If the Program Managers are unable to resolve the disputed matter within a reasonable time, they will refer the matter to the general managers of the business units into which the dispute relates. If the general managers cannot reach a mutually acceptable ASSP Addendum within a reasonable time, either party will be entitled to seek all available remedies, including legal remedies. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any disputed matter without following the dispute resolution procedure set forth above.

C.	In the event of conflict between the provisions of this ASSP Addendum and any order, exhibit, Statement of Work, or the Agreement the provisions of this ASSP Addendum will to the extent of such conflict take precedence. Business Development Partner’s additional or different terms and conditions will not apply.

14. TERM AND TERMINATION

A.	Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, Business Development Partner’s participation may be renewed upon expiration of this ASSP Addendum.

B.	Either Party may terminate this ASSP Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this ASSP Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and Business Development Partner.

C.	Upon termination or expiration of the Agreement or this ASSP Addendum for any reason, Business Development Partner shall immediately cease representing itself as a seller of HP Services and shall immediately cease any activity permitted by this ASSP Addendum.

D.	Upon termination, non-compliance, or expiration of this ASSP Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. Business Development Partner shall immediately return to HP at Business Development Partner’s expense all tree-to-charge materials provided to Business Development Partner by HP for the sale and support of HP Services.

EXHIBIT A

MINIMUM END USER LICENSE TERMS

(1) Business Development Partner grants End User a non-exclusive, non-transferable, royalty-free right to use the Deliverables solely in the country(ies) in which End User does business and solely for End User’s internal use. To the extent that the Deliverables include software, End User’s license is to the object code version of the software only. Hewlett-Packard Company shall retain exclusive ownership in and to the Deliverables, including all current and future worldwide patents and other patent rights, copyrights, trademarks, trade secrets, know-how, source code and all other intellectual property rights thereof. Any third party software incorporated into any licensed Deliverables will be subject to the license terms applicable to such software.

(2) Business Development Partner will immediately terminate End User’s license in the Deliverable in the event Business Development Partner is notified of End User’s failure to comply with the terms of the End User agreement. In the event of termination of End User’s license, End User will immediately destroy or return to Business Development Partner the affected Deliverables and all partial or complete copies thereof, or provide satisfactory evidence of their destruction to Business Development Partner.

(3) Hewlett-Packard Company is not a party to the End User agreement and will not be liable for any damages of any kind whatsoever caused by End User or any third party, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise.

(4) End User is hereby notified that Hewlett-Packard Company, a Delaware corporation with its headquarters at 3000 Hanover Street, Palo Alto, California 94304-1181 is a third party beneficiary to this agreement to the extent this agreement contains provisions, which relate to End User’s license and use of the Deliverables. Such provisions are made expressly for the benefit of HP and are enforceable by HP in addition to Business Development Partner.

(5) End User may not assign any of its rights in the Deliverables, except as expressly authorized by Business Development Partner.

(6) End User agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of the agreement, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

EXHIBIT B

STATEMENT(s) OF WORK

The Business Development Partner acknowledges that, upon placing an order for any Services covered by this ASSP Addendum, Business Development Partner accepts the terms of the corresponding SOW, or Technical Data Sheet or Service Description associated with the Services Business Development Partner orders.

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - AUTHORIZED SERVICE DELIVERY PARTNER (ASDP)

ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	CHANGES	2
4.	ELIGIBILITY AND RELATIONSHIP	2
5.	PREREQUISITES	2
6.	BUSINESS DEVELOPMENT PARTNER RESPONSIBILITIES	2
7.	ASDP INDEMNIFICATION	5
8.	AUDIT	5
9.	COMPLIANCE	5
10.	GENERAL	6
11.	TERM AND TERMINATION	6

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT-AUTHORIZED SERVICE DELIVERY PARTNER (ASDP) ADDENDUM

1. DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2. APPOINTMENT

A.	HP appoints Business Development Partner as an Authorized Service Delivery Partner (“ASDP”) to perform warranty service and Support Services Delivery Service on Eligible HP Products and Eligible HP Support Service Products. Business Development Partner’s appointment is subject to the terms and conditions of this ASDP Addendum (“Addendum”) to the HP. U.S. Business Development Partner Agreement (“Agreement”) in addition to the terms and conditions of the Agreement and the SPA Program Guide, incorporated herein by reference. Business Development Partner may refer to itself during the term of this Addendum as an ASDP in connection with the services provided hereunder, and only within the authorized service locations.

B.	HP Services available for purchase and resale shall be set forth in the SPA Program Guide.

C.	Business Development Partner accepts this appointment pursuant to the terms and conditions of this ASDP Addendum and the terms and conditions of the Agreement.

3. CHANGES

HP reserves the right to make changes to its ASDP Program and/or SPA Program Guide at any time, and will provide notification of changes to its Business Development Partner and will expect compliance within thirty (30) days.

4. ELIGIBILITY AND RELATIONSHIP

A.	This ASDP Addendum is only applicable to Services and does not contain terms that govern, or apply to, the resale of HP (or third party) hardware, software or support.

B.	Business Development Partner must be familiar with the use and functionality of any Products to be serviced hereunder for the purposes of (i) delivering warranty service and (ii) meeting the requirements of Customers. Except as otherwise agreed to in writing by the parties, Business Development Partner is responsible for the marketing and support of its services offering which incorporates the Services purchased hereunder.

5. PREREQUISITES

A.	Business Development Partner must be a Business Development Partner under a Business Development Agreement.

B.	Business Development Partner must be an active Authorized Warranty Delivery Partner (“AWDP”) with a Preferred or Premier ranking.

6. BUSINESS DEVELOPMENT PARTNER REQUIREMENTS

Business Development Partner requirements to perform service features are set forth in the SPA Program Guide and in this section as follows:

A. Business Development Partner Authorization Training Requirements:

1.	Business Development Partner and Accredited Technicians shall adhere to all HP training requirements, policies and processes, including adherence to cancellation and refund policies.

2.	Business Development Partner must have a minimum of two (2) Accredited Technicians per service location.

3.	Business Development Partner must have one (1) Accredited Integration Specialist per service location.

4.	Business Development Partner must have one (1) HP Accredited System Engineer per company.

5.	All technicians who service HP Eligible Products must be accredited on the product being serviced. Service training, tests and authorization(s) completed by Accredited Technicians shall be the sole financial responsibility of the Business Development Partner.

6.	Only Accredited Technicians may provide Support for Eligible HP Products and call HP for remote technical assistance.

7.	Service training, tests, certification(s) and authorization(s) required to provide support will be specific to each Eligible HP Product or family of Eligible HP Products.

8.	Service training, tests certification(s) and authorization requirements to provide Support for each Eligible HP Product and related policies and processes shall be set forth in the HP Partnership web site at http://partner.americas.hp.com, HP Channel Services Network web site at http://www.hp.com/partners/csn and the SPA Program Guide.

9.	Technicians will no longer be authorized to service Eligible HP Products when they leave the employment of the Business Development Partner, unless another Business Development Partner with active ASDP Addendum subsequently hires them.

10.	Business Development Partner shall inform HP when any Accredited Technician is no longer employed by the Business Development Partner.

B. Sales Requirements:

1.	Business Development Partner must meet a minimum fifty thousand dollars ($50,000) threshold for annual sales of HP branded services.

2.	Business Development Partner must meet the sales requirements for services for which Business Development Partner is authorized to sell and deliver, as set forth in the SPA Program Guide.

C. Requirements for the provision of Warranty Service:

1.	Business Development Partner shall only be eligible to receive free parts and labor reimbursement for repairs performed on Eligible HP Products during the warranty term of Eligible HP Products. Additional qualifying factors may be necessary based on specific product authorization.

2.	Business Development Partner must maintain highest customer satisfaction levels and performance metrics set forth in the SPA Program Guide.

3.	Business Development Partner shall not be eligible to receive labor reimbursement for any repairs performed by non-Accredited Technicians and may be billed for the parts provided.

4.	Business Development Partner will receive labor reimbursement based on standard HP service-provider rates as set forth in the HP Partnership web site at http://partner.americas,hp.com and HP Channel Services Network web site at http://www.hp.com/partners/csn.

5.	Business Development Partner shall submit warranty claims for parts replacement and labor reimbursement using the standard HP electronic claims process set forth in the SPA Program Guide.

6.	Business Development Partner understands that after the warranty period, Business Development Partner will not receive parts or labor reimbursements when performing service.

7.	Business Development Partner understands that free parts provided for parts replacement may be used for warranty repairs only.

8.	Business Development Partner understands that the warranty term applicable for each Eligible HP Product varies by product.

9.	Business Development Partner understands that Eligible HP Products that require repair and are under warranty may be covered under a repair or unit exchange strategy.

10.	Business Development Partner shall adhere to all HP part and labor reimbursement processes set torth in the SPA Program Guide.

11.	Business Development Partner must have a documented technical and corresponding management escalation path.

12.	Business Development Partner must appoint an ASDP Program Primary Contact to serve as primary representative for the delivery of Services. The Business Development Partner’s ASDP Program Primary Contact must be available at all times when HP’s personnel are at Customer’s premises or designate an alternative with the same level of authority and ASDP Program knowledge in the event of unavailability.

13.	Business Development Partner must have Internet access, a web page, and an e-mail address.

14.	Business Development Partner must maintain regular hours of operation, eight hours a day, five days a week for the service of Eligible HP Products.

15.	Business Delivery Partner must have seven days a week, twenty-four hours a day (7x24) service delivery capability.

16.	Business Development Partner must have resources and infrastructure for technical support and/or call handling.

17.	If the Business Development Partner is listed on the HP partner locator, the partner is required to accept all requests for warranty service on product it is authorized to repair or replace, whether or not the product was purchased from Business Development Partner.

18.	Business Development Partner must have the ability to provide service account management to its Customers.

19.	Business Development Partner understands that HP will not provide parts and labor reimbursements for repairs to Eligible HP Products that are caused by:

a)	refill of toner or ink cartridges;

b)	use of parts that are not refurbished or supplied by HP;

c)	visible abuse, tampering or shipping damages; or

d)	use of Eligible HP Products with products, media or software not intended to be used with Eligible HP Products as specified within the user manual that accompanies Eligible HP Products when first purchased by end-user.

D.	Requirements for the provision of replacement parts used for Warranty Service:

1.	Business Development Partner will use only HP genuine spare parts acquired from HP or from one of HP’s Authorized Parts Resellers (APRs) when performing warranty service.

2.	Business Development Partner shall receive a discount on parts for Eligible HP Products as listed on HP’s Parts Price List available in the HP Partnership web site at http://partsdirect.hp.com and HP Channel Services Network at http://www.ha.com/partners/csn only if Business Development Partner has an Accredited Technician who has completed service training, tests and authorization(s) required to provide Support for Eligible HP Product to be repaired.

3.	Business Development Partner must return defective spare parts to HP within fifteen (15) days from the date the new exchange HP spare part is shipped to receive full credit. Parts returned between fifteen (15) days and thirty (30) days are subject to a restocking fee. Parts returned by Business Development Partner after thirty (30) days shall be returned to the Business Development Partner and charged to Business Development Partner’s account.

4.	Business Development Partner understands that Eligible HP Product parts purchased for HP products are warranted as set forth in the SPA Program Guide.

5.	Business Development Partner may use HP’s spare parts inventory guidelines on the Partnership Website and HP Channel Services Network at http://www.hp.com/partners/csn to determine the parts inventory level Business Development Partner should maintain. Notwithstanding the foregoing, Business Development Partner shall be solely responsible for determining the quantity and variety of parts in the inventory based on their assessment of its customers’ warranty service needs and requirements and for management of that spare parts inventory.

6.	Business Development Partner may return unused parts that are unopened and in resale condition within ninety (90) days from the date of purchase. Acceptance of such parts and issuance of a return credit will be contingent upon the Business Development Partner’s compliance with the requirements of this section and presentation of an invoice, order, or other documentation that substantiates Business Development Partner’s original purchase transaction. In the event that a refund is due to Business Development Partner, HP will first adjust Business Development Partner’s account to offset any amounts owed to HP. HP will then credit Business Development Partner’s parts accounts for any remaining balance due.

7.	In the event Business Development Partner has excess parts not otherwise returnable under this section, Business Development Partner may contact HP, and HP, at its sole discretion and depending upon HP’s then current need for such parts, may negotiate repurchase of such parts under mutually agreeable terms.

8.	Business Development Partner must have the ability to maintain a physical inventory of spare parts.

E.	Requirements for the provision of Repair Service:

1.	Business Development Partner must keep warranty service customer updated on the status of the warranty service whenever there is a change in status after the customer makes initial contact requesting warranty service from the Business Development Partner.

2.	Business Development Partner must meet service level agreement response time.

3.	Business Development Partner may only designate HP’s service organization or other participants in the ASDP Program to perform warranty repair service in the event that (1) Business Development Partner is unable to repair Eligible HP Products, (2) Products that require repair are outside the scope of the ASDP Program, or (3) Business Development Partner has limited capability to provide the warranty repair service required by customer or (4) any other limitations set forth in the SPA Program Guide.

4.	Business Development Partner shall not submit parts and labor warranty claims for an Eligible HP Product repair request that has been actually performed by either HP or other participants in the ASDP program.

5.	Business Development Partner must have ability to perform carry-in and on-site service.

6.	Business Development Partner must maintain an accurate and up-to-date HP partner profile in HP’s electronic systems.

7. ASDP INDEMNIFICATION

A.	Business Development Partner agrees to defend, indemnify and hold harmless HP, its employees, agents, or subcontractors against any claim, suit, proceeding, including those based on contract or tort, brought by a third party, including Customers, arising out of bodily injury, death or damage to personal property caused by Business Development Partner or its subcontractors (excluding HP) when providing Business Development Partner’s services offering (excluding Services) to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim, including reasonable attorney’s fees incurred by HP.

B.	Business Development Partner will defend and hold harmless HP, its employees, agents, or subcontractors against any claims arising out of or relating to Business Development Partner’s infringement of any patents, trade secrets, copyrights, trademarks, service marks or trade names alleged to have occurred, related to Business Development Partner’s services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

C.	HP will provide Business Development Partner with notice of a claim, the right to control the defense against such claim and related settlement negotiations, and reasonable cooperation from HP at Business Development Partner’s expense.

8. AUDIT

A.	In addition to the audit requirements set forth in the Agreement, HP may audit Business Development Partner to determine compliance with the terms and conditions set forth in the ASDP Addendum and the terms and conditions set forth in the SPA Program Guide.

B.	Business Development Partner is expected to maintain records of warranty repair events including repair date, customer name, contact name, customer address and phone number, model number, serial number and description of the product repaired, part number(s) used in the repair, technician name(s) and ID number(s), name of the data entry person inputting this information, notes describing the failure and the repair, the name, address and phone number with contact name of the subcontractor (If used) and proof-of-purchase for the product from the customer.

C.	Records must be kepi on record at the Business Development Partner site for at least two years. These records must be independent of information available on HP’s systems.

D.	Upon HP’s request, Business Development Partner shall make all records and documents pertaining to the completion of activities set forth in the Addendum available to HP for HP’s review.

E.	Upon HP’s request, Business Development Partner shall return HP spare parts used for repairs of Eligible HP Products under evaluation within fifteen (15) days for HP’s review.

F.	If HP’s audit findings indicate that more than 5% of warranty claims or customer satisfaction surveys submitted for activities performed under the Addendum are fraudulent or invalid, or that any term and condition within the ASDP Addendum has been violated, Business Development Partner shall be obligated to reimburse HP for all reasonable actual costs associated with the audit and with the violation of the ASDP Addendum.

G.	HP may invoice Business Development Partner or debit Business Development Partner’s HP parts account for all improperly claimed labor reimbursements and HP parts, or for other amounts imposed as a result of HP’s audit findings.

H.	HP may allow Business Development Partner thirty (30) days to cure a violation revealed by an HP audit. If Business Development Partner fails to cure the violation or if a similar violation occurs during that thirty (30) day period, HP may invoke the termination provisions of the Agreement and/or this ASDP Addendum.

9. COMPLIANCE

A.	HP reserves the right to determine at any time whether Business Development Partner can adequately perform warranty and hardware repair service on Eligible HP Products.

B.	Business Development Partner agrees to provide support to customers at a level that meets the HP quality standards set forth in the SPA Program Guide. Failure to do so may result in the invocation of the termination provisions of this ASDP Addendum.

C.	Business Development Partner shall comply with all policies and processes of Service Notes on Eligible HP Products set forth at HP Partnership web site at http:l/partner.americas.hp.com, HP Channel Services Network web site at http:Hwww.hp.com/partners/csn and the SPA Program Guide. Failure to do so may result in HP’s invocation of the termination provisions of the Agreement and/or this ASDP Addendum.

D.	Business Development Partner shall be fully responsible for Accredited Technicians’ compliance with the requirements and limitations set forth in the ASDP Addendum and the SPA Program Guide.

E.	Upon receipt of notice from HP regarding technician non-compliance with the ASDP Addendum and/or SPA Program Guide, Business Development Partner will take immediate steps to assure technician compliance with the ASDP Addendum and/or SAP Program Guide. Failure to do so may result in HP’s invocation of the termination provisions of the Agreement and/or this ASDP Addendum.

F.	HP reserves the right to de-authorize Accredited Technicians for non-compliance with the terms and conditions of the ASDP Addendum or the SPA Program Guide.

G.	Business Development Partner shall not subcontract any warranty services to be performed on behalf of HP to a de-authorized Business Development Partner.

H.	Business Development Partner who has been de-authorized as an ASDP shall only be re-authorized as specifically set forth in the SPA Program Guide.

I.	Without limiting the foregoing, Business Development Partner specifically agrees to follow standard business practices, to comply with all applicable laws, regulations and program rules and to seek a high level of customer satisfaction in delivering the services to HP Customers.

10. GENERAL

Business Development Partner agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of this ASDP Addendum, within a one (1) year period of the cessation of such employment or consultant engagement; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

11. TERM AND TERMINATION

A.	Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, Business Development Partner’s participation may be renewed upon expiration of this ASDP Addendum.

B.	Either Party may terminate this ASDP Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this ASDP Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and Business Development Partner.

C.	Upon termination or expiration of the Agreement or this ASDP Addendum for any reason, Business Development Partner shall immediately cease representing itself as a seller of HP Services and shall immediately cease any activity permitted by this ASDP Addendum.

D.	Upon termination, non-compliance, or expiration of this ASDP Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. Business Development Partner shall immediately return to HP at Business Development Partner’s expense all free-of-charge materials provided to Business Development Partner by HP for the sale and support of HP Services.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - AUTHORIZED SERVICE DELIVERY

PARTNER (ASDP) ADDENDUM

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT -

AUTHORIZED WARRANTY DELIVERY PARTNER (AWDP) ADDENDUM

1.	DEFINITIONS	2
2.	APPOINTMENT	2
3.	CHANGES	2
4.	ELIGIBILITY AND RELATIONSHIP	2
5.	PREREQUISITES	2
6.	BUSINESS DEVELOPMENT PARTNER REQUIREMENTS	2
7.	HP RESPONSIBILITIES	5
8.	BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION	5
9.	AUDIT	5
10.	COMPLIANCE	5
11.	GENERAL	6
12.	TERM & TERMINATION	6

HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - AUTHORIZED WARRANTY DELIVERY PARTNER

(AWDP) ADDENDUM

1. DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the HP U.S. Business Development Partner Agreement Definitions Addendum.

2. APPOINTMENT

A.	HP appoints Business Development Partner as an authorized, non-exclusive Business Development Partner to perform warranty services on Eligible HP Products. HP Services available for purchase and resale shall be set forth in the Services Partner Architecture Program Guide (“SPA Program Guide”), incorporated herein by reference.

B.	This HP U.S. Business Development Partner Agreement- Authorized Warranty Delivery Partner Addendum (“AWDP Addendum”) adds terms and conditions to the HP U.S. Business Development Partner Agreement (“Agreement”) controlling Business Development Partners purchase and resale of HP Services. Any and all purchases and resales of HP Services shall be conducted pursuant to the terms and conditions of this AWDP Addendum and the Agreement. In the event of a conflict between the terms and conditions of this AWDP Addendum and the terms and conditions of the Agreement, the terms and conditions of this AWDP Addendum shall prevail.

C.	Business Development Partner accepts this appointment pursuant to the terms and conditions of this AWDP Addendum and the terms and conditions of the AWDP Agreement. Business Development Partner warrants that all information and benefits obtained through the AWDP program or through the AWDP addendum, including but not limited to warranty parts replacement, labor reimbursement and information resources shall only be used internally within Business Development Partner’s organization solely for the purpose of providing support for eligible HP Products. no other right, title or interest in the information provided through these services is granted to Business Development Partner.

3. CHANGES

HP reserves the right to make changes to its AWDP Program and/or the SPA Program Guide at any time, and will provide notification of changes to Business Development Partner and will expect compliance within thirty (30) days.

4. ELIGIBILITY AND RELATIONSHIP

A.	This AWDP Addendum is only applicable to Services and does not contain terms that govern, or apply to, the resale of HP (or third party) Hardware, Software or Support.

B.	Business Development Partner must be familiar with the use and functionality of any Eligible HP Products to be serviced hereunder for the purposes of (i) delivering warranty service and (ii) meeting the requirements of Customers.

C.	Except as otherwise agreed to in writing by the parties, Business Development Partner is responsible for the marketing and support of its services offering which incorporates the Services purchased hereunder.

5. PREREQUISITES

A.	Business Development Partner must have an active U.S. Business Development Partner Agreement and an HP AWDP Addendum with HP in effect at all times.

B.	Business Development Partner’s financials must be approved by HP and Business Development Partner must obtain a minimum credit limit of five thousand dollars ($5,000).

C.	To be eligible for this AWDP Addendum, Business Development Partner shall have achieved minimum annual sales of (i) Eligible HP Products in the amount of fifty thousand dollars ($50,000), or (ii) minimum purchase of HP parts for Eligible HP Products in the amount of seven thousand five hundred dollars ($7,500).

6.	BUSINESS DEVELOPMENT PARTNER REQUIREMENTS

Business Development Partner requirements to perform service are set forth in the SPA Program Guide and additional terms listed in this section as follows:

A.	Business Development Partner Training Requirements

1.	Business Development Partner and Accredited Technicians shall adhere to all HP training requirements, policies and processes, including adherence to cancellation and refund policies.

2.	Business Development Partner must have one (1) Accredited Technician per service location.

3.	Business Development Partner must have one (1) Accredited Integration Specialist per company.

4.	Business Development Partner must have one (1) HP Accredited System Engineer per company. This training requirement can be waived for partners that will not be performing service on industry Standard Servers and Storage.

5.	All technicians who service HP product must be accredited on the product being serviced. Service training, tests and authorization(s) completed by Accredited Technicians shall be the sole financial responsibility of Business Development Partner.

6.	Only Accredited Technicians may provide Support for Eligible HP Products and call HP for remote technical assistance.

7.	Service training, tests, certification(s) and authorization(s) required to provide support are specific to each Eligible HP Product or family of Eligible HP Products.

8.	Service training, tests certification(s) and authorization requirements to provide Support for each Eligible HP Product and related policies and processes shall be set forth in the HP Partnership web site at http:/loartner.americas.hp.com, HP Channel Services Network web site at http:/lwww,hp.com/partners/csn and the SPA Program Guide.

9.	Technicians will no longer be authorized to service Eligible HP Products when they leave the employment of the Business Development Partner, unless Other Business Development Partner actively participating in the AWDP Program subsequently hires them.

10.	Business Development Partner shall inform HP when any Accredited Technician is no longer employed by the Business Development Partner.

B. Requirements for the provision of Warranty Service

1.	Business Development Partner shall only be eligible to receive free parts and labor reimbursement for repairs performed on Eligible HP Products during the warranty term of Eligible HP Products. Additional qualifying factors may be necessary based on specific product authorization.

2.	Business Development Partner will receive labor reimbursement based on standard HP service-provider rates as set forth on the Partnership Website and the Channel Services Network website at http://www.hp.com/partnersIcsn.

3.	Business Development Partner shall submit warranty claims for parts replacement and labor reimbursement using the standard HP electronic claims process set forth in the SPA Program Guide.

4.	Business Development Partner understands that after the warranty period, Business Development Partner will not receive parts or labor reimbursements when performing service.

5.	Business Development Partner understands that free parts provided for parts replacement may be used for warranty repairs only.

6.	Business Development Partner understands that the warranty applicable for each Eligible HP Product varies by Product.

7.	Business Development Partner understands that Eligible HP Products that require repair and are under warranty may be covered by a repair or unit exchange strategy.

8.	Business Development Partner shall adhere to all HP part and labor reimbursement processes set forth in the SPA Program Guide.

9.	Business Development Partner must have a documented technical and corresponding management escalation path.

10.	Business Development Partner must appoint an AWDP Program Primary Contact to serve as primary representative for the delivery of Services. The Business Development Partner’s AWDP Program Primary Contact must be available at all times when HP’s personnel are at Customer’s premises or designate an alternative with the same level of authority and AWDP Program knowledge in the event of unavailability.

11.	Business Development Partner must have Internet access, a web page and an email address.

12.	Business Development Partner must maintain regular hours of operation for the service of HP products.

13.	If the Business Development Partner is listed on the HP partner locator, Business Development Partner must accept all requests for warranty service on product it is authorized to repair or replace, whether or not the product was purchased from AWDP.

14.	Business Development Partner shall not subcontract any services performed on behalf of HP to a de-authorized Business Development Partner.

15.	Business Development Partner who has been de-authorized as an AWDP shall only be re-authorized as specifically set forth in the SPA Program Guide.

16.	Business Development Partner understands that HP will not provide parts and labor reimbursements for repairs to Eligible HP Products that are caused by:

(1)	refill of toner or ink cartridges;

(2)	use of parts that are not refurbished or supplied by HP;

(3)	visible abuse, misuse, tampering or shipping damages; or

(4)	use of Eligible HP Products with products, media or software not intended to be used with Eligible HP Products as specified within the user manual that accompanies Eligible HP Products when first purchased by customer.

D.	Requirements for the provision of replacement parts used for Warranty Service:

1.	Business Development Partner will use only HP genuine spare parts acquired from HP or from one of HP’s Authorized Parts Resellers (APRs) when performing warranty service.

2.	Business Development Partner shall receive a discount on parts for Eligible HP Products as listed on HP’s Parts Price List available through http://partsdirect.hp.com and CSN through http://www.hp.com/pannerslcsn only if Business Development Partner has an Accredited Technician who has completed service training, tests and authorization(s) required to provide Support for Eligible HP Product to be repaired.

3.	Business Development Partner must return defective spare parts to HP within fifteen (15) days from the date the new exchange HP spare part is shipped to receive full credit. Parts returned between fifteen (15) days and thirty (30) days are subject to a restocking fee. Parts returned after thirty (30) days shall be returned to the AWDP and charged to their account.

4.	Business Development Partner understands that Eligible HP Product parts purchased for HP Products are warranted as set forth in the SPA Program Guide.

5.	Business Development Partner may use HP’s spare parts inventory guidelines in HP Partnership Web and HP CSN to determine the parts inventory level Business Development Partner should maintain. Notwithstanding the foregoing, Business Development Partner shall be solely responsible for determining the quantity and variety of parts in the inventory based on their assessment of its customers’ warranty service needs and requirements and for management of that spare parts inventory.

6.	Business Development Partner may return unused parts purchased which are unopened and in resale condition within ninety (90) days from the date of purchase. Acceptance of such parts and issuance of a return credit will be contingent upon the Business Development Partner’s compliance with the requirements of this section and presentation of an invoice, order, or other documentation that substantiates Business Development Partner’s . original purchase transaction. In the event that a refund is due to Business Development Partner, HP will first adjust Business Development Partner’s account to offset any amounts owed to HP. HP will then credit Business Development Partner’s parts accounts for any remaining balance due.

7.	In the event Business Development Partner has excess parts not otherwise returnable under this section, Business Development Partner may contact HP, and HP, at its sole discretion and depending upon HP’s then current need for such parts, may negotiate repurchase of such parts under mutually agreeable terms.

8.	Business Development Partner must have the ability to maintain a physical inventory of spare parts. D. Requirements for the provision of Repair Service:

1.	Business Development Partner must keep warranty service customer updated on the status of the warranty service whenever there is a change in status after the customer makes initial contact requesting warranty service from the Business Development Partner.

2.	Business Development Partner may only designate HP’s service organization or other participants in the AWDP Program to perform warranty repair service in the event that (1) Business Development Partner is unable to repair Eligible HP Products, (2) Products that require repair are outside the scope of the AWDP Program, or (3) Business Development Partner has limited capability to provide the warranty repair service required by customer or (4) any other limitations set forth in the SPA Program Guide.

3.	Business Development Partner shall not submit parts and labor warranty claims for an Eligible HP Product repair request that has been actually performed by either HP or other participants in the AWDP program.

4.	A party who has been de-authorized as art AWDP shall only be re-authorized as specifically set forth in the SPA Program Guide.

5.	Business Development Partner must have ability to perform carry-in and on-site service.

6.	Business Development Partner must maintain an accurate and up-to-date HP partner profile in HP’s electronic systems.

7. HP RESPONSIBILITIES

HP shall provide Business Development Partner with up to date Information Resources required by Business Development Partner to perform responsibilities under the AWDP Program and this AWDP Addendum.

8.	BUSINESS DEVELOPMENT PARTNER INDEMNIFICATION

A.	Business Development Partner agrees to defend, indemnify and hold harmless HP, its employees, agents, or subcontractors against any claim, suit, proceeding, including those based on contract or tort, brought by a third party, including Customers, arising out of bodily injury, death or damage to personal property caused by Business Development Partner or its subcontractors (excluding HP) when providing Business Development Partner’s services offering (excluding Services) to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim, including reasonable attorney’s fees incurred by HP.

B.	Business Development Partner will defend and hold harmless HP, its employees, agents, or subcontractors against any claims arising out of or relating to Business Development Partner’s infringement of any patents, trade secrets, copyrights, trademarks, service marks or trade names alleged to have occurred, related to Business Development Partner’s services to Customers. Business Development Partner agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

C.	HP will provide Business Development Partner with notice of a claim, the right to control the defense against such claim and related settlement negotiations, and reasonable cooperation from HP at Business Development Partner’s expense.

9. AUDIT

A.	In addition to the audit requirements set forth in the Business Development Agreement, HP may audit Business Development Partner to determine compliance with the terms and conditions set forth in the AWDP Addendum and the terms and conditions set forth in the SPA Program Guide.

B.	Business Development Partner is expected to maintain records of warranty repair events including repair date, customer name, contact name, customer address and phone number, model number, serial number and description of the product repaired, part number(s) used in the repair, technician name(s) and ID number(s), name of the data entry person inputting this information, notes describing the failure and the repair, the name, address and phone number with contact name of the subcontractor (if used) and proof-of-purchase for the product from the customer.

C.	Upon HP’s request, Business Development Partner shall return HP spare parts used for repairs of Eligible HP Products under evaluation within fifteen (15) days for HP’s review.

D.	If HP’s audit findings indicate that more than five percent (5%) of warranty claims or customer satisfaction surveys submitted for activities performed under the AWDP Addendum are fraudulent or invalid, or that any term and condition within the AWDP Addendum has been violated, Business Development Partner shall be obligated to reimburse HP for all reasonable actual costs associated with the audit and with the violation of the AWDP Addendum

E.	HP may invoice Business Development Partner or debit Business Development Partner’s HP parts account for all improperly claimed labor reimbursements and HP parts, or for other amounts imposed as a result of HP’s audit findings.

F.	HP may allow Business Development Partner thirty (30) days to cure a violation revealed by an HP audit. If Business Development Partner fails to cure the violation or’rf a similar violation occurs during that thirty (30) day period, HP may invoke the termination provisions of the Agreement and/or this AWDP Addendum.

10. COMPLIANCE

A.	HP reserves the right to determine at any time whether Business Development Partner can adequately perform warranty and hardware repair service on Eligible HP Products.

B.	Business Development Partner agrees to provide Support to Customers at a level that meets the HP quality standards set forth in the SPA Program Guide. Failure to do so may result in the invocation of the termination provisions of this AWDP Addendum.

C.	Business Development Partner shall comply with all policies and processes of Service Notes on Eligible HP Products set forth on the Partnership Website, HP Channel Services Network web site at http://www.hp.com/partners/csn and the SPA Program Guide. Failure to do so may result in HP’s invocation of the termination provisions of the Agreement and/or this AWDP Addendum.

D.	Business Delivery Partner shall be fully responsible for Accredited Technicians’ compliance with the requirements and limitations set forth in the AWDP Addendum and the SPA Program Guide.

E.	Upon receipt of notice from HP regarding technician non-compliance with the AWDP Addendum and/or SPA Program Guide, Business Development Partner will take immediate steps to assure technician compliance with the AWDP Addendum and/or SPA Program Guide. Failure to do so may result in HP’s invocation of the termination provisions of the Agreement and/or this AWDP Addendum.

F.	HP reserves the right to de-authorize Accredited Technicians for non-compliance with the terms and conditions of the AWDP Addendum or the SPA Program Guide.

G.	Without limiting the foregoing, Business Development Partners specifically agrees to follow standard business practices, to comply with all applicable laws, regulations and program rules and to see a high level of customer satisfaction in delivering the services to HP customers.

11.	GENERAL

Business Development Partner agrees not to solicit, or make offers of employment to or enter into consultant relationships with, employees or consultants of HP if such person was involved, directly or indirectly, in the performance of this AWDP Addendum, within a one (1) year period of the cessation of such employment or consultant relationship; provided, however, that nothing contained herein will prevent a party from hiring any such employee or consultant who responds to a general hiring program conducted in the ordinary course of business or who approaches such party on a wholly unsolicited basis.

12.	TERM AND TERMINATION

A.	Business Development Partner’s appointment shall commence on the Effective Date indicated within the approval notification issued from HP to Business Development Partner. Business Development Partner’s appointment shall terminate, unless otherwise terminated as set forth herein, upon termination or expiration of the Agreement. At HP’s discretion, Business Development Partner’s participation may be renewed upon expiration of this AWDP Addendum.

B.	Either Party may terminate this AWDP Addendum (1) without cause upon thirty (30) days prior written notice to the other Party; or (2) with cause upon fifteen (15) days prior written notice to the other Party. Termination of this AWDP Addendum may affect the Agreement or other distribution or resale agreement or addenda between HP and Business Development Partner.

C.	Upon termination or expiration of the Agreement or this AWDP Addendum for any reason, Business Development Partner shall immediately cease representing itself as a seller of HP Services and shall immediately cease any activity permitted by this AWDP Addendum.

D.	Upon termination, non-compliance, or expiration of this AWDP Addendum for any reason, all licenses, if any, granted hereunder shall automatically and immediately terminate. Business Development Partner shall immediately return to HP at Business Development Partner’s expense all free-of-charge materials provided to Business Development Partner by HP for the sale and support of HP Services.

Your signature below indicates acceptance of the terms and conditions of this addendum.

This document must be signed by an officer of the company.

END HP U.S. BUSINESS DEVELOPMENT PARTNER AGREEMENT - AUTHORIZED WARRANTY DELIVERY

PARTNER (AWDP) ADDENDUM